Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Execution Version

COLLABORATION AGREEMENT

by and between

Molecular templates, Inc.

and

BRISTOL-MYERS SQUIBB COMPANY

Dated as of February 10, 2021

Page

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 Research		20
2.1	Research Program Overview	20
2.2	Research Activities	20
2.3	Selection of Additional Targets and Reserved Targets	21
2.4	Subcontracting	23
2.5	Records; Reporting	24
2.6	Applicable Law	24
2.7	No Guarantee	24
2.8	Material Transfer.	24
ARTICLE 3 GOVERNANCE		25
3.1	Joint Research Committee	25
3.2	Specific Responsibilities of the JRC	25
3.3	Meetings; Minutes	26
3.4	Procedural Rules	26
3.5	Decision-Making	26
3.6	Discontinuation of the JRC	27
3.7	Intellectual Property Committee	27
3.8	Other Committees	27
3.9	Limitations on Authority	28
3.10	Alliance Managers	28
3.11	Expenses	28
ARTICLE 4 EXCLUSIVE OPTIONS		33
4.1	Option Exercise Data Packages	28
4.2	Option Grant and Exercise	29
4.3	Non-Exercise of the Option	29
4.4	HSR Compliance.	30
ARTICLE 5 LICENSE GRANTS; EXCLUSIVITY		31
5.1	License Grant to BMS	31
5.2	License Grants to MTEM	32
5.3	Development Technology Transfer	32
5.4	No Implied Licenses	32
5.5	Rights in Bankruptcy	33
5.6	Exclusivity Covenants	33
ARTICLE 6 DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION		34
6.1	Overview	34
6.2	Development	34
6.3	Regulatory Matters	34
6.4	Manufacturing.	35

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

- i -

(continued)

Page

6.5	Commercialization	36
6.6	Diligence Obligations	36
6.7	Applicable Law	37
ARTICLE 7 financial provisions		37
7.1	Upfront Payment	37
7.2	Option Exercise Fees	37
7.3	Research Costs and Technology Transfer Payments	37
7.4	Development and Regulatory Milestones	37
7.5	Sales-Based Milestones.	39
7.6	Royalties.	39
7.7	Royalty Payments and Reports.	41
7.8	Mode of Payment.	41
7.9	Taxes.	42
7.10	Records; Audits	42
7.11	Confidentiality	43
7.12	Late Payment	43
ARTICLE 8 INTELLECTUAL PROPERTY		43
8.1	Ownership of Intellectual Property.	43
8.2	Prosecution and Maintenance of Patents.	44
8.3	Enforcement of Patents.	47
8.4	Infringement Claims by Third Parties	49
8.5	Invalidity or Unenforceability Defenses or Actions	49
8.6	Future Use of MTEM In-Licensed IP	51
8.7	Common Ownership Under Joint Research Agreements	52
8.8	Recording	52
ARTICLE 9 REPRESENTATIONS AND Warranties		52
9.1	Mutual Representations and Warranties	52
9.2	Additional Representations and Warranties by MTEM	53
9.3	Mutual Covenants	54
9.4	DISCLAIMER	55
ARTICLE 10 INDEMNIFICATION; insurance; limitations		55
10.1	Indemnification	55
10.2	Insurance	57
10.3	Limitation of Consequential Damages	57
ARTICLE 11 Term; Termination		57
11.1	Term	57
11.2	Termination by BMS	57
11.3	Termination for Material Breach	58
11.4	Termination for Insolvency	58
11.5	Termination by MTEM for Patent Challenge	58
11.6	Effects of Termination	59
11.7	Remedies	60

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

- ii -

(continued)

Page

11.8	Accrued Rights; Surviving Obligations	60
ARTICLE 12 Confidentiality		61
12.1	Confidentiality Obligations	61
12.2	Authorized Disclosures	61
12.3	Expiration or Termination of this Agreement	62
12.4	Public Announcements	63
12.5	Publications	63
ARTICLE 13 Miscellaneous		65
13.1	Assignment	65
13.2	Change of Control	65
13.3	Force Majeure	66
13.4	Severability	66
13.5	Governing Law	66
13.6	Dispute Resolution	66
13.7	Notices	68
13.8	Entire Agreement; Amendments	69
13.9	English Language	69
13.10	Waiver and Non-Exclusion of Remedies	69
13.11	Export Control	70
13.12	Independent Contractors	70
13.13	Interpretation	70
13.14	No Third Party Rights or Obligations	70
13.15	Further Actions	71
13.16	Counterparts; Electronic Execution	71

Schedules:

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

- iii -

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT is made and entered into effective as of February 10, 2021 (the “Effective Date”) by and between Molecular templates, inc., a corporation organized under the laws of the State of Delaware (“MTEM”), and BRISTOL-MYERS SQUIBB COMPANY, a corporation organized under the laws of Delaware (“BMS”). MTEM and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

recitals

WHEREAS, MTEM controls certain patents, know-how, technology and expertise useful for generating ETBs (as defined below) capable of directing compounds to specific biological targets.

WHEREAS, BMS is a pharmaceutical company that possesses expertise in developing and commercializing human therapeutics.

WHEREAS, MTEM and BMS desire to enter into a strategic collaboration focused on the development of novel products containing ETBs directed against certain Targets (as defined below).

WHEREAS, BMS desires to receive from MTEM, and MTEM desires to grant to BMS, a series of exclusive options to obtain one or more exclusive licenses under MTEM’s intellectual property to exploit products containing ETBs directed against Collaboration Targets (as defined below), all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement and the Schedules to this Agreement the following capitalized terms, whether used in the singular or plural, shall have the meanings set forth below:

1.1“AAA” means the American Arbitration Association.

1.2“Accounting Standards” means U.S. Generally Accepted Accounting Principles.

1.3“Additional Target” has the meaning set forth in Section 2.3.1.

1.4“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.5“Agreement” means this agreement and all schedules attached hereto, as may be amended in accordance with the provisions of this Agreement.

1.6“Alliance Manager” has the meaning set forth in Section 3.10.

1.7“Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time, including the FD&C Act, the U.S. Public Health Service Act, then-current Good Clinical Practices (“GCP”), good laboratory practices (“GLP”) and good manufacturing practices (“GMP”), anti-bribery laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and UK Bribery Act, as well as all applicable data protection and privacy laws, rules and regulations, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act, as amended, and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation 2016/679 of the European Parliament and of the Counsel of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC, along with other country-level data protection laws, as may be applicable.

1.8“Available” means, with respect to a Target, that such Target is not Unavailable.

1.9“Back-Up Option” has the meaning set forth in Section 4.2.

1.10“Bankruptcy Code” has the meaning set forth in Section 5.5.

1.11“Biosimilar Product” means, with respect to a particular Licensed Product that has received Marketing Approval for a particular Indication in a country or jurisdiction in the Territory and is being marketed and sold by BMS or any of its Affiliates or Sublicensees in the applicable country, a biologic product that (a) is sold in such country by a Third Party that is not an Affiliate or Sublicensee of BMS, and did not purchase or acquire such product in a chain of distribution that included any of BMS or its Affiliates or Sublicensees, and (b) has received Marketing Approval in such country or jurisdiction for the same Indication as such Licensed Product as a “bioequivalent,” “biosimilar” or similar designation of interchangeability by the applicable Regulatory Authority in such country or jurisdiction pursuant to an expedited or abbreviated approval process, where (i) such Licensed Product is the reference product in such country or jurisdiction, and (ii) such Marketing Approval referred to or relied on the approved Drug Approval Application for such Licensed Product held by BMS or its Affiliate or a

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Sublicensee in such country or jurisdiction or the data contained or incorporated by reference in such approved Drug Approval Application for such Licensed Product in such country or jurisdiction.

1.12“BMS Background Know-How” means any and all Know-How that (a) is Controlled by BMS or any of its Affiliates (i) as of the Effective Date or (ii) during the Term as a result of performing activities outside the scope of this Agreement and (b) is necessary or reasonably useful for the performance of the Research Plans, Licensed Product Manufacturing and other activities under this Agreement.

1.13“BMS Background Patents” means any and all Patents that (a) are Controlled by BMS or any of its Affiliates as of the Effective Date or during the Term and (b) [***] BMS Background Know-How.

1.14“BMS Binder” means any antibody or other targeting moiety, and any fragment, derivative or variant thereof (including their corresponding expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), in each case that (a) are capable of binding to a Collaboration Target, (b) are provided by BMS to MTEM for the performance of activities under this Agreement, and (c) are proprietary to BMS [***]. For clarity, BMS Binder does not include [***].

1.15[***].

1.16“BMS Binder Know-How” means any and all Collaboration Know-How that is [***] relates to any BMS Binder.

1.17“BMS Binder Patents” means any and all Patents that [***] and do not [***].

1.18[***].

1.19[***] means any and all [***] and do not [***].

1.20“BMS Collaboration Know-How” means any and all Collaboration Know-How that is made or conceived solely by or on behalf of BMS or its Affiliates (other than by or on behalf of MTEM or its Affiliates hereunder).  For clarity, BMS Collaboration Know-How excludes BMS Background Know-How, and Joint Collaboration Know-How.

1.21“BMS Collaboration Patents” means any and all Patents that are Controlled by BMS after the Effective Date and that Cover BMS Collaboration Know-How. For clarity, BMS Collaboration Patents exclude BMS Background Patents and Joint Collaboration Patents.

1.22“BMS Indemnitees” has the meaning set forth in [***].

1.23“BMS Know-How” means, collectively, BMS Background Know-How, BMS Collaboration Know-How (including Product-Platform Know-How), and BMS’ interest in Joint Collaboration Know-How.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.24[***].

1.25“BMS Patents” means, collectively, BMS Background Patents, BMS Collaboration Patents (including Product-Platform Patents), and BMS’ interest in Joint Collaboration Patents.

1.26“Business Day” means a day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are open for business.

1.27“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.28“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs, and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.29“Calendar Year Net Sales” means, on a Collaboration Target-by-Collaboration Target basis, the total Net Sales by BMS, its Affiliates and Sublicensees in the Territory of all Licensed Products Directed to the applicable Collaboration Target in a particular Calendar Year or, with respect to the Calendar Year that includes the First Commercial Sale, the period beginning on such date of First Commercial Sale through the end of the Calendar Year in which such sale occurred.

1.30“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding voting securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. For clarity, a Change of Control does not include (i) an internal consolidation, merger, share exchange or other reorganization of a Party between or among such Party and one or more of its Affiliates, (ii) a sale of assets, merger, or other transaction effected exclusively for the purpose of changing domicile of a Party, or (iii) any public offering of a Party’s equity securities or other issuance of stock by a Party in an equity financing.

1.31“Claims” has the meaning set forth in Section 10.1.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.32“Clinical Studies” means a Phase 1 Trial, Phase 2 Trial, Phase 3 Trial, or combination thereof and such other tests and studies in human subjects that are required by Applicable Law, or required or recommended by any applicable Regulatory Authority, or otherwise designed to generate data in support or maintenance of Marketing Approvals for a Licensed Product for one (1) or more Indications, including tests or studies in humans that are intended to expand the approved Indications for such Licensed Product.

1.33“Collaboration Know-How” means any and all Know-How that is made or conceived by or on behalf of either Party, solely or jointly with the other Party or its Affiliates, in performing activities under this Agreement.

1.34“Collaboration Target” means each Target listed in Schedule 1.34, as the same may be amended pursuant Section 2.3.3.

1.35“Combination Product” means a Licensed Product that includes at least one additional active ingredient which is not a Licensed Development Candidate (each, an “Other Ingredient”) (whether co-formulated or co-packaged), including all forms, formulations, presentations, dosage forms or strengths, line extensions, package configurations and modes of delivery.  Pharmaceutical dosage form vehicles, adjuvants, and excipients shall not be deemed to be Other Ingredients, except in the case where such vehicle, adjuvant, or excipient is recognized by the FDA as an active ingredient in accordance with 21 CFR 210.3(b)(7).

1.36“Combination Product Net Sales” has the meaning set forth in Section 1.109.

1.37“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a product, including activities related to marketing, promoting, distributing, importing, and exporting such product, and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include conducting medical affairs activities and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.38“Commercially Reasonable Efforts” means, with respect to efforts to be expended for Development and Commercialization or a Party’s conduct of other objectives or activities hereunder, the use of reasonable, diligent and good faith efforts and resources [***] would typically devote to similar compounds or products of similar market potential at a similar stage in development or product life taking into account all relevant factors. With respect to (a) the conduct of a Research Program by MTEM, [***], and (b) any objective relating to the Development or Commercialization of a Licensed Development Candidate or Licensed Product by BMS, [***], taking into account, [***].  Commercially Reasonable Efforts shall be determined on a country-by-country, Licensed Development Candidate-by-Licensed Development Candidate, Licensed Product-by-Licensed Product basis and Indication-by-Indication basis, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Licensed Product and the market(s) or country(ies).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.39“Complete Data Package” has the meaning set forth in Section 4.1.

1.40“Confidential Information” means any Know-How, including data, and other information provided orally, visually, in writing, or other form by or on behalf of one Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement, including information relating to the terms of this Agreement, any Collaboration Target, Development Candidate or Licensed Product, any Exploitation of any Licensed Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including BMS Collaboration Know-How and MTEM Collaboration Know-How, as applicable), or the scientific, regulatory, or business affairs or other activities of either Party. Notwithstanding anything to the contrary herein, (a) MTEM Background Know-How, MTEM Collaboration Know-How, ETB Platform Know-How, [***], and BMS shall be deemed to be the Receiving Party with respect thereto, (b) BMS Background Know-How and BMS Collaboration Know-How [***] shall be the Confidential Information of BMS, and MTEM shall be deemed to be the Receiving Party with respect thereto, (c) Joint Collaboration Know-How shall be the Confidential Information of both Parties, and, subject to Section 12.5, both Parties shall be deemed to be the Receiving Party with respect thereto, (d) Know-How and information (other than BMS Background Know-How, BMS Collaboration Know-How, and Joint Collaboration Know-How) specifically relating to an ETB Directed to a Collaboration Target and Developed by MTEM under a Research Program shall be [***], (e) if BMS exercises the Option with respect to a particular Collaboration Target, then [***] relating solely to such Collaboration Target, Licensed Development Candidate or Licensed Product, shall be the Confidential Information [***], and (f) the terms of this Agreement shall be the Confidential Information of both Parties, and, subject to Section 12.5, both Parties shall be deemed to be the Receiving Party with respect thereto.

1.41“Control” or “Controlled” means (a) with respect to a Party and any Know-How or Patent, possession of the right by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant to the other Party, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent, and (b) with respect to a Party and any tangible embodiments of Know-How, Regulatory Filings or documentation, possession of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant to the other Party, without violating the terms of any agreement with a Third Party, access to or disclosure of such tangible embodiments of Know-How, Regulatory Filings or documentation. Notwithstanding anything in this Agreement to the contrary, a Party and its Affiliates will be deemed to not Control any Know-How or Patents that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than such Party and its Preexisting Affiliates), (i) prior to the closing of such Change of Control, except to the extent that any such Know-How or Patents were developed by such Third Party prior to such Change of Control using or incorporating such Party’s or its Preexisting Affiliate’s Know-How or Patents or (ii) after the closing of such Change of Control to the extent that such Know-How or Patents are developed or conceived by such Third Party or its Affiliates (other than such Party or its Preexisting Affiliates) after such Change of Control without using or incorporating such Party’s or its Preexisting Affiliate’s Know-How or Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

In addition, neither Party shall be deemed to Control any item of Know-How, Patent, or other intellectual property right of a Third Party if the grant of a sublicense, access or other right under this Agreement requires or gives rise to a payment obligation to the Third Party.

1.42“Cover,” “Covering” or “Covers” means (a) as to a method, compound or product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, offering for sale or importation of such method, compound or product would infringe any claim of such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such method, compound or product would infringe the claim of such Patent if such pending claim were to issue in an issued patent without modification, and (b) [***] would infringe such Patent or, as to a pending claim included in such Patent, [***] infringe such Patent if such pending claim were to issue in an issued patent without modification.

1.43“Development” means all activities related to discovery, pre-clinical and other non-clinical research, testing, test method development and stability testing, toxicology, formulation, process development, Manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Marketing Approval.  When used as a verb, “Develop” means to engage in Development.

1.44“Development Candidate” means, with respect to a Research Program, an ETB Directed to the corresponding Collaboration Target that has been Developed under such Research Program and that has satisfied the criteria set forth in the Research Plan for such Research Program or has otherwise been designated by the JRC as a Development Candidate.

1.45“Development Technology Transfer” means, on a Licensed Development Candidate-by-Licensed Development Candidate basis, (a) the disclosing and making available to BMS (which may include granting personnel designated by BMS controlled access to an electronic data room), in such form as maintained by MTEM in the ordinary course of business, MTEM Background Know-How, MTEM Collaboration Know-How, and Joint Collaboration Know-How (to the extent such Joint Collaboration Know-How is in MTEM’s possession and control), in each case to the extent (i) related to and necessary or reasonably useful for the Development of such Licensed Development Candidate and corresponding Licensed Products, (ii) existing as of the date of such Development Technology Transfer, and (iii) not previously provided to BMS by MTEM, and (b) subject to Section 5.3, the reasonable assistance and technology transfer activities to be provided and performed by MTEM to enable BMS (and its designees) to Develop Licensed Development Candidates and Licensed Products.

1.46“Directed to” means with respect to a Target and an ETB, that such ETB is selected, generated or optimized to preferentially bind to such Target.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.47“Dispute” has the meaning set forth in Section 13.6.

1.48“Dollars” or “$” means United States Dollars.

1.49“Drug Approval Application” means a Biologics License Application (“BLA”) as defined in the FD&C Act, a marketing authorization application (“MAA”) submitted to the European Medicines Agency (“EMA”), or similar application or submission filed with a Regulatory Authority in a country or group of countries to obtain Marketing Approval for a pharmaceutical or biologic product in that country or group of countries, including any amendment thereof.

1.50“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.51“ETB” (Engineered Toxin Body) means MTEM’s proprietary engineered toxin moiety, or subunit, fragment, or derivative, thereof, including variants such as deimmunized variants, variants with heterologous epitopes, furin-cleavage resistant variants and combinations thereof and any improvements to or derivatives of any of the foregoing including antigen seeding technology, in each case, that is conjugated, fused (e.g., as a single polypeptide chain), or otherwise combined with any antibody or other targeting moiety.

1.52“ETB Platform” means MTEM’s proprietary technology, including Know-How and Patents Controlled by MTEM, relating to discovery, development, production, and commercialization of ETBs.

1.53“ETB Platform Know-How” means any and all Collaboration Know-How that describes or comprises (a) a method or process (or series of methods or processes) for discovering, developing, producing or formulating ETBs, including methods of conjugating, combining, or fusing one or more components of ETBs or methods of forming, creating, expressing, or purifying ETBs, or (b) the composition of any component of ETBs, such as, by way of example and not in limitation, any toxin moiety, linker sequence, or heterologous epitope, including mutations or modifications to any components of ETBs, in each case ((a) and (b)) where such method or process or composition has applicability to ETBs (or any component thereof) other than or in addition to any Licensed Development Candidate(s), Licensed Product(s), [***] or BMS Binder(s).  For clarity, ETB Platform Know-How does not include (A) Collaboration Know-How (i) that describes or comprises a method or process that is applicable solely to a Licensed Development Candidate, Licensed Product, [***] or BMS Binder, or (ii) to the extent specific to the composition of a Licensed Development Candidate, Licensed Product, [***] or BMS Binder, and (B) Product-Platform Know-How.

1.54“ETB Platform Patents” means any and all Patents that Cover any ETB Platform Know-How. For clarity, ETB Platform Patents do not include (A) any Patent (i) that Covers a method or process that is applicable solely to a Licensed Development Candidate, Licensed Product, [***] or BMS Binder, or (ii) to the extent such Patent Covers specifically the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

composition of a Licensed Development Candidate, Licensed Product, [***] or BMS Binder, and (B) Product-Platform Patents.

1.55“ETB Platform Technology” means ETB Platform Know-How and ETB Platform Patents, collectively.

1.56“European Union” means the organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.57“Excess Research Costs” has the meaning set forth in Section 2.2.4.

1.58“Existing Background Patents” has the meaning set forth in Section 9.2.2.

1.59“Exploit” or “Exploitation” means to research, develop, make, have made, import, export, keep, use, have used, sell, have sold, offer for sale, and otherwise exploit, including to Develop, Commercialize, Manufacture, and have Manufactured.

1.60“FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.61“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.62“Field” means all uses, including the diagnosis, prevention, and/or treatment of any and all Indications in humans.

1.63“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary consideration for use or consumption by the end user of such Licensed Product in such country after Marketing Approval for the sale of such Licensed Product has been obtained in such country; provided that the following will not constitute a First Commercial Sale: (a) any sale of a Licensed Product to an Affiliate or Sublicensee for resale; (b) any sale of a Licensed Product for use in Clinical Studies, pre-clinical studies or other Research or Development activities; (c) the disposal or transfer of a Licensed Product at or below cost for a bona fide charitable purpose; or (d) “compassionate use sales” and “named patient sales” made at or below cost. For clarity, any “compassionate use sales” or “named patient sales” made above cost shall constitute a sale of a Licensed Product, and such sale will qualify as a “First Commercial Sale” even if prior to obtaining Marketing Approval.

1.64“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or restrictions, war, civil commotion, labor strike or lock-out, epidemic, pandemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.65“FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis of [***] hours per annum in performing work directly in support of the Research Program or in connection with Manufacturing or technology transfer for a twelve (12)-month period.  During any given period of time, [***], such person’s efforts shall be treated as an FTE solely with respect to the period of time spent by such person in support of the Research Program or in connection with Manufacturing or technology transfer on a pro rata basis as compared to the time spent by such person on other endeavors. FTE efforts shall not include the work of general corporate or administrative personnel. For clarity, one FTE’s work may be carried out by one or more employees as part of the Research Program or in connection with Manufacturing or technology transfer.

1.66“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity under this Agreement.

1.67“FTE Rate” means [***] after the Effective Date. [***]. The FTE Rate includes all wages and salaries, employee benefits, bonus, travel and entertainment, and other direct expenses expended in connection with such FTE’s performance of activities under this Agreement and excludes indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation expended in connection with such FTE’s performance of activities under this Agreement.

1.68“Gatekeeper” has the meaning set forth in Section 2.3.3.

1.69“Gatekeeper Agreement” has the meaning set forth in Section 2.3.3.

1.70“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.71“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.72“HSR Clearance Date” means, on an Option-by-Option basis, the later of (a) the earliest date, following BMS’ exercise of such Option (either the Lead Option or a Back-Up Option, as applicable) pursuant to Section 4.2, on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions hereunder arising upon BMS’ exercise of such Option have expired or have been terminated, and (b) the Parties’ receipt of any other such antitrust clearance(s) as BMS reasonably determines are necessary as a result of BMS’ exercise of such Option.

1.73“HSR Filing” means a filing by MTEM and BMS, or their ultimate parent entities, as that term is defined in the HSR Act, with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the transactions contemplated under this Agreement upon BMS’ exercise of an Option, together with all required documentary attachments thereto.

1.74“Incomplete Data Package Notice” has the meaning set forth in Section 4.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.75“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the FD&C Act or any successor application filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions (e.g., a Clinical Trial Application or Clinical Trial Authorisation), and (c) all supplements, amendments, variations, extensions, and renewals thereof.

1.76“Indemnified Party” has the meaning set forth in Section 10.1.3.

1.77“Indemnifying Party” has the meaning set forth in Section 10.1.3.

1.78“Indication” means a distinct disease, disorder, illness, or health condition in humans for which (a) a compound or product that is in Clinical Studies is intended to be used in the treatment, diagnosis, prevention, cure or amelioration of subjects in such Clinical Studies, or (b) a separate Drug Approval Application is required to be filed or, as applicable, has been filed or a separate Marketing Approval has been received.  For clarity, subject to the foregoing, (i) a different genetic subtype, organ or origin, or histology of the same disease or condition shall be considered a distinct Indication, and (ii) treatment of different subpopulations within a population of patients having a disease or condition shall be treated as distinct Indications (e.g., front-line treatment, relapsed refractory treatment and maintenance treatment of the same disease shall each be considered a different Indication).

1.79“Infringing Product” has the meaning set forth in Section 7.6.5.

1.80“Initial Research Budget” has the meaning set forth in Section 2.2.1.

1.81“Initial Research Plan” has the meaning set forth in Section 2.2.1.

1.82“Initial Target” means [***], also known as [***].

1.83“Initiation” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.84“Intellectual Property Committee” or “IPC” has the meaning set forth in Section 3.6.

1.85“Joint Collaboration Know-How” means any and all Collaboration Know-How that is made or conceived jointly by or on behalf of BMS or its Affiliates, on the one hand, and by or on behalf of MTEM or its Affiliates, on the other hand.  For clarity, Joint Collaboration Know-How excludes BMS Background Know-How, BMS Collaboration Know-How, MTEM Background Know-How, and MTEM Collaboration Know-How.

1.86“Joint Collaboration Patents” means any and all Patents that Cover any Joint Collaboration Know-How. For clarity, Joint Collaboration Patents exclude BMS Background Patents, BMS Collaboration Patents, MTEM Background Patents, and MTEM Collaboration Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.87“Joint Research Committee” or “JRC” has the meaning set forth in Section 3.1.

1.88“Know-How” means any and all commercial, technical, scientific, and other know‑how and information, data, results, inventions, methods, processes, trade secrets, techniques, technology, and other proprietary information, whether patentable or not, including discoveries, formulae, materials (including chemicals), biological materials (including expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), practices, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), manufacturing technology and data (including formulation data), and sales forecasts, data and descriptions; provided that Know-How does not include Patents.

1.89“Knowledge” means, [***], [***].

1.90“Lead Option” has the meaning set forth in Section 4.2.

1.91“License Effective Date” means, on a Licensed Development Candidate-by-Licensed Development Candidate basis, for each such Licensed Development Candidate for which BMS exercises either the Lead Option or a Back-Up Option in respect of the corresponding Collaboration Target pursuant to Section 4.2, (a) if BMS determines in accordance with Section 4.4 that an HSR Filing is required to be made under the HSR Act as a result of BMS’ exercise of such Lead Option or Back-Up Option and notifies MTEM of such determination in accordance with Section 4.4.1, the applicable HSR Clearance Date, and (b) other than under the circumstances described in clause (a), the date of the delivery by BMS to MTEM of written notice of its election to exercise either the Lead Option or a Back-Up Option with respect to the corresponding Collaboration Target and specifying such Licensed Development Candidate pursuant to Section 4.2.

1.92“Licensed Development Candidate” means (a) a Development Candidate for which BMS has exercised its Lead Option or Back-Up Option in accordance with Section 4.2 (each “MTEM-Provided Candidate”), and (b) any derivative or other modification of such MTEM-Provided Candidate that is made by or on behalf of BMS or its Affiliates or Sublicensees during the Term and is Directed to the Collaboration Target.

1.93“Licensed Product” means any product that comprises or contains a Licensed Development Candidate and is Directed to a Collaboration Target, in any form, formulation, presentation, dosage form or strength, line extension, package configuration and mode of delivery. For clarity, Licensed Product includes any Combination Product and any and all products that comprise or contain any derivative, analogue, improvement or other modification of any MTEM-Provided Candidate that is made by or on behalf of BMS or its Affiliates or Sublicensees after the applicable License Effective Date.

1.94“Losses” has the meaning set forth in Section 10.1.1.

1.95“Major Market” means each of the United States, France, Germany, the United Kingdom, Spain, Italy, and Japan.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.96“Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labelling, shipping, and holding of any molecule, product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, supply chain, stability testing, quality assurance testing and release, investigations, risk assessments, corrective actions, and quality control.

1.97“Manufacturing Cost” means (a) to the extent that any ETB Developed under a Research Program or any Licensed Development Candidate or Licensed Product is Manufactured by MTEM’s approved (in accordance with Section 6.4.1) Third Party contract manufacturer, [***]; or (b) to the extent that any ETB Developed under a Research Program or any Licensed Development Candidate or Licensed Product is Manufactured by MTEM or its Affiliates, [***].  Any costs associated with excess manufacturing capacity at site shall not be included in such Manufacturing Costs under clause (b) above.  For clarity, costs that are not attributable and reasonably allocated to (whether or not occurring at the manufacturing plant) supporting any ETB Developed under a Research Program or any Licensed Development Candidate or Licensed Product Manufacturing, such as charges for corporate overhead that are not controllable by and allocable to the manufacturing plant, shall not be included in such Manufacturing Costs.

1.98“Marketing Approval” means, with respect to a country or jurisdiction in the Territory, any and all approvals (including of Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to market and sell a Licensed Product in such country or other jurisdiction, excluding Price Approval.

1.99“MTEM Background Know-How” means any and all Know-How that (a) is Controlled by MTEM or any of its Affiliates (i) as of the Effective Date or (ii) during the Term as a result of performing activities outside the scope of this Agreement and (b) is necessary [***] for the Exploitation of any Licensed Development Candidate or Licensed Product; provided that, MTEM Background Know-How shall not include [***].

1.100“MTEM Background Patents” means any and all Patents that (a) are Controlled by MTEM or any of its Affiliates as of the Effective Date or during the Term and (b) [***] MTEM Background Know-How. For clarity, MTEM Background Patents do not include [***].

1.101“MTEM Collaboration Know-How” means any and all Collaboration Know-How that is made or conceived solely by or on behalf of MTEM or its Affiliates. For clarity, MTEM Collaboration Know-How excludes MTEM Background Know-How, and Joint Collaboration Know-How.

1.102“MTEM Collaboration Patents” means any and all Patents that are Controlled by MTEM after the Effective Date and that Cover MTEM Collaboration Know-How.  For clarity, MTEM Collaboration Patents exclude MTEM Background Patents, and Joint Collaboration Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.103“MTEM Indemnitees” has the meaning set forth in [***].

1.104“MTEM In-Licensed IP” has the meaning set forth in Section 8.6.2.

1.105“MTEM Licensed Know-How” means MTEM Background Know-How, MTEM Collaboration Know-How, and [***].

1.106“MTEM Licensed Patents” means MTEM Background Patents, MTEM Collaboration Patents, and [***]. For clarity, MTEM Licensed Patents include [***].

1.107“MTEM Platform In-Licensed IP” has the meaning set forth in Section 8.6.1.

1.108“MTEM-Provided Candidate” has the meaning set forth in Section 1.92.

1.109“Net Sales” means, with respect to a Licensed Product for a particular period, the gross invoiced price for sales of such Licensed Product during such period by BMS, its Affiliates, or Sublicensees (the “Selling Party”) to Third Parties, less the following deductions (if not already deducted in the amount invoiced), in each case related specifically to such Licensed Product and only to the extent such deductions are actually allowed and taken and not otherwise recovered by or reimbursed to the Selling Party:

(a)credits or allowances on account of recalls, damaged goods, rejections or returns of items previously sold (including Licensed Product returned in connection with recalls or withdrawals) or price adjustments;

(b)normal and customary trade, cash or quantity discounts, allowances and credits allowed or paid, in the form of deductions actually allowed or actually paid with respect to sales of such Licensed Product, excluding commissions for Commercialization;

(c)rebates, chargebacks and discounts actually granted or paid to managed health care organizations, pharmacy benefit managers, Governmental Authorities, or their agencies or purchasers, or reimbursers that effectively reduce the selling price or gross sales of such Licensed Product, inventory management fees (as a reduction of gross sales), and other bona fide service fees paid to distributors and wholesalers;

(d)insurance, customs charges, freight, shipping and other transportation costs incurred in shipping Licensed Product to non-related Third Parties, to the extent added to the sale price and set forth separately in the invoice and to the extent incurred by a Selling Party and not reimbursed by a non-related party;

(e)taxes on sales of such Licensed Product to the extent added to the sale price and set forth separately in the invoice (but specifically excluding, for clarity, any income taxes assessed against the income arising from such sales) (including value added taxes, but only to the extent that such value added taxes are not reimbursable or refundable); and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(f)tariffs, excise taxes (excluding annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable Applicable Laws) import/export duties and customs duties assessed by Governmental Authorities on the sale of such Licensed Product.

[***]. All deductions shall be fairly and equitably allocated to such Licensed Product and to other products of the Selling Party such that such Licensed Product does not bear a disproportionate portion of such deductions.

A qualifying amount may be deducted only once regardless of the number of the preceding categories that describes such amount.  Net Sales will be deemed to occur on the date the Selling Party invoices for the sale of a Licensed Product. If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any royalties due will be reported with the next quarterly report. Sales between or among BMS, its Affiliates and Sublicensees will be excluded from the computation of Net Sales, but Net Sales will include the subsequent final sales to Third Parties by BMS or any such Affiliates or Sublicensees. A Licensed Product will not be deemed to be sold if the Licensed Product is provided free of charge to a Third Party in reasonable quantities as a sample consistent with industry standard promotional and sample practices.

If a sale, transfer or other disposition with respect to a Licensed Product involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer or other disposition will be calculated based on the average Net Sales price of the Licensed Product in arm’s length sales for cash in the relevant country during the same Calendar Quarter as such sale, transfer or other disposition or in the absence of such sales, the fair market value of the Licensed Product as mutually determined by the Parties in good faith.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 7.8.

Solely for purposes of calculating Net Sales, if, in any country, BMS or its Affiliate or Sublicensee sells a Combination Product, Net Sales of such Combination Product in such country for the purpose of determining royalty payments due to MTEM pursuant to this Agreement will be calculated by [***] (“Combination Product Net Sales”) by [***] (the “Relative Commercial Value”) as determined by the Parties in good faith.

If the Parties are unable to agree on the Relative Commercial Value after good faith negotiations, including after referral to the Senior Officers, then the Relative Commercial Value shall be determined as follows: [***].

1.110“Option” has the meaning set forth in Section 4.2.

1.111“Option End Date” has the meaning set forth in Section 4.3.

1.112“Option Exercise Data Package” means, with respect to a Research Program, a report that includes each of the following: [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.113“Option Exercise Fee” has the meaning set forth in Section 7.2.

1.114“Option Exercise Notice” has the meaning set forth in Section 4.2.

1.115“Option Term” means, with respect to a Research Program and corresponding Collaboration Target, the period commencing [***] and ending on the earliest to occur of (a) [***] (b) [***], or (c) [***].

1.116“Optioned Product-Specific Patents” has the meaning set forth in Section 8.2.5.

1.117“Other Ingredient” has the meaning set forth in Section 1.35.

1.118“Patent Challenge” has the meaning set forth in Section 11.4.

1.119“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications and any and all rights to claim priority thereto, (b) all patent applications filed from such patents, patent applications, or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications or other patents resulting from post-grant proceedings ((a), (b), and (c)), and (e) any similar patent rights, including so-called pipeline protection or any importation, revalidation, confirmation, or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.120“Permitted BMS Purposes” has the meaning set forth in Section 2.8.1.

1.121“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department, or agency of a government.

1.122“Phase 1 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 1 study as defined in 21 CFR § 312.21(a) (or any amended or successor regulations) or that satisfies the requirements of similar laws or regulations outside the United States.

1.123“Phase 2 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or any amended or successor regulations) or that satisfies the requirements of similar laws or regulations outside the United States. For clarity, Phase 2 Trial includes any Phase 2a clinical study of a Licensed Product or Phase 2b clinical study of a Licensed Product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.124“Phase 3 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or any amended or successor regulations) or that satisfies the requirements of similar laws or regulations outside the United States.

1.125“Preexisting Affiliate” means, with respect to a Party that undergoes a Change of Control, any Affiliate of such Party following such Change of Control that was an Affiliate of such Party prior to the closing of such Change of Control.

1.126“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical or biologic products, the receipt (or the publication, if publication is required to make such authorization, approval or determination effective) of any government approval, agreement, determination or decision establishing such reimbursement authorization or pricing approval or determination.

1.127“Product-Platform Know-How” means BMS Collaboration Know-How that [***] relates to a Licensed Development Candidate or a Licensed Product and also relates to the ETB Platform.

1.128“Product-Platform Patents” means BMS Collaboration Patents that Cover Product-Platform Know-How.

1.129“Product-Specific Patent” means, with respect to a Licensed Development Candidate or a Licensed Product, each MTEM Collaboration Patent and Joint Collaboration Patent that claims the composition of matter, use, or method of Manufacture of such Licensed Development Candidate or Licensed Product and [***].

1.130“Publishing Party” has the meaning set forth in Section 12.5.3.

1.131“Receiving Party” means the Party (or its Affiliates) that receives or otherwise has access to the Confidential Information of the other Party or its Affiliates.

1.132“Reduction Circumstances” has the meaning set forth in Section 7.6.3.

1.133“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of any Licensed Products in the Territory.

1.134“Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any data exclusivity rights or other exclusive right, other than Patent protection, granted, conferred or afforded by any Regulatory Authority in such country or otherwise under Applicable Law with respect to such Licensed Product in such country, which confers exclusive marketing rights with respect to such Licensed Product or prevents a Third Party from using or otherwise relying on the data supporting the approval of the Marketing Approval for such Licensed Product

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

without the prior written authorization of the Marketing Approval holder, as applicable, including, new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or data exclusivity.

1.135[***].

1.136[***].

1.137“Representatives” means, with respect to a Party, its Affiliates and each of its and their respective officers, directors, employees, consultants, contractors and agents.

1.138“Research Budget” has the meaning set forth in Section 2.2.

1.139“Research Costs” means all costs and expenses incurred by or on behalf of MTEM in performing activities, including Manufacturing activities, pursuant to a Research Plan, including (a) FTE Costs, (b) Manufacturing Costs, [***], (c) amounts that MTEM pays to Third Parties involved in the performance of such activities, and (d) all other out-of-pocket costs incurred by or on behalf of MTEM in the performance of a Research Plan, including the cost of materials and binders procured for the performance of a Research Plan, subject to Section 2.2.2.

1.140“Research Plan” has the meaning set forth in Section 2.2.

1.141“Research Program” has the meaning set forth in Section 2.1.

1.142“Research Term” means the period [***] and, unless extended or terminated earlier by written agreement of the Parties, expiring on (a) [***] or (ii) [***], or (b) termination of this Agreement, if terminated earlier than the date in clause (a).

1.143“Royalty Term” has the meaning set forth in Section 7.6.2.

1.144“Rules” has the meaning set forth in Section 13.6.3.

1.145“Selling Party” has the meaning set forth in Section 1.109.

1.146“Senior Officer” means, with respect to MTEM, its Chief Executive Officer or his/her designee, and with respect to BMS, its Senior Vice President, Discovery Biotherapeutics or his/her designee.

1.147“Sublicensee” means a Third Party to whom BMS (or a Sublicensee or Affiliate of BMS) grants any right under the rights granted to BMS hereunder, beyond the mere right to purchase Products from BMS or its Affiliates. For clarity, Sublicensee does not include wholesalers and distributors that do not Develop, Manufacture or promote the sale of Licensed Products and do not make any royalty, profit-share, or other payment to BMS or its Affiliates or Sublicensees other than payment for the purchase of Licensed Products for resale.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.148“Target” means a specific protein that is associated with an ENSEMBL GENE ID, together with any and all naturally occurring mutations, variants and alternative sequences thereof, and fragments or peptides thereof that are of sufficient specificity, sequence identity, sequence similarity, or length to still uniquely match the original ENSEMBL GENE ID.  For avoidance of doubt, “Target” also encompasses cell surface receptors, membrane-bound proteins, cytosolic proteins, and variants of any of the foregoing that are subject to post-translational modifications that are recognized by antibodies, antibody fragments, or immunoglobulin-like domains.

1.149“Target Availability Notice” has the meaning set forth in Section 2.3.3.

1.150“Target Nomination Notice” has the meaning set forth in Section 2.3.3.

1.151“Target Selection Period” has the meaning set forth in Section 2.3.1.

1.152“Term” has the meaning set forth in Section 11.1.

1.153“Terminated Target” means (a) [***], (b) any Reserved Target that [***] ceases to be a Reserved Target pursuant to Section 2.3.2, (c) any Collaboration Target with respect to which BMS does not exercise the Option as provided in Section 4.3, and (d) any Collaboration Target with respect to which this Agreement is terminated pursuant to Section 11.2.2.

1.154“Territory” means worldwide.

1.155“Third Party” means any Person other than MTEM, BMS, or an Affiliate of MTEM or BMS.

1.156“Third Party IP Agreement” has the meaning set forth in Section 8.6.2.

1.157“Third Party Required IP” has the meaning set forth in Section 7.6.5.

1.158“Transferred MTEM Materials” has the meaning set forth in Section 2.8.1.

1.159 “Transferred MTEM Materials IP” has the meaning set forth in Section 2.8.2.

1.160“Unavailable” means, with respect to a Target, that such Target is, at the applicable time, the subject of (a) any bona fide internal research program at MTEM for which MTEM is actively pursuing, or has committed a budget with respect to, or has entered into a Third Party contract with respect to, or any other bona fide internal research program with respect to, the identification of potential products Directed to such Target, or (b) bona fide negotiations of a term sheet or other bona fide negotiations to enter into a definitive agreement or an executed definitive agreement, in each case between MTEM and a Third Party, pursuant to which such Third Party has or would have development and commercialization rights, or an option for such rights, for products Directed to such Target.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.161“Valid Claim” means: (a) a claim of any issued or granted and unexpired Patent which has not, in the country or jurisdiction of grant or issuance, been donated to the public, disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or final and unappealable decision; and (b) a claim of any patent application which has not, in the country or jurisdiction in question, been cancelled, withdrawn, or abandoned (without the possibility of appeal, reinstatement or re-filing). Notwithstanding the foregoing, on a country-by-country or jurisdiction-by-jurisdiction basis, a patent application pending for more than seven (7) years from [***] will not be considered to be a Valid Claim for purposes of this Agreement unless and until a Patent that meets the criteria set forth in clause (a) above with respect to such application issues or is granted.

1.162“Withholding Party” has the meaning set forth in Section 7.9.1.

1.163“Withholding Tax Action” has the meaning set forth in Section 7.9.3.

ARTICLE 2

Research

2.1Research Program Overview

1.164.  For each Collaboration Target (including the Initial Target, each Additional Target and, if applicable [***]), MTEM shall perform activities through completion of one or more non-GLP NHP study(ies), as specified in the applicable Research Plan, to generate ETBs Directed to such Collaboration Target (each, a “Research Program”).  Such activities are aimed at generating ETBs that are Directed to the applicable Collaboration Target and are intended to be suitable to designate as a Development Candidate that, following the License Effective Date, BMS may progress as a Licensed Product into further Development and Commercialization. The term of each Research Program shall be as set forth in the applicable agreed upon Research Plan.

2.2Research Activities.

2.2.1Development and Approval of Research Plans. MTEM will prepare, in coordination with BMS and for review and approval by the JRC in accordance with Section 3.5, a research plan for each Research Program (each, a “Research Plan”) which shall set forth (a) a high-level description of the activities to be conducted (and projected high-level estimates of the timelines) through non-GLP NHP study(ies) in respect of such Research Program, including activities to determine or achieve desirable therapeutic attributes for a Development Candidate, (b) a reasonably detailed budget of the Research Costs for the activities to be conducted pursuant to such plan, including anticipated FTEs intended to be allocated to activities under such plan (the “Research Budget”), (c) the data, results, and other information to be included in the relevant Option Exercise Data Package, and (d) criteria for designating an ETB Directed to the applicable Collaboration Target as a Development Candidate, including desirable therapeutic attributes of a Development Candidate.  The Research Plan for the Research Program for the Initial Target as of the Effective Date (“Initial Research Plan”), including the Research Budget for the Research

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Program for the Initial Target as of the Effective Date (“Initial Research Budget”) is attached hereto as Schedule 1.81. Upon designation of each Additional Target [***], MTEM will prepare the Research Plan, including the Research Budget, for the corresponding Research Program for review and approval by the JRC in accordance with Section 3.5. If the terms of a Research Plan contradict or create inconsistencies with the terms of this Agreement, then the terms of this Agreement shall govern.

2.2.2Conduct of Research Programs.  MTEM (directly or through its Affiliates or subcontractors) shall use Commercially Reasonable Efforts to perform the activities under each Research Plan in accordance with the terms of such Research Plan (including the Research Budget and timeframes therein) and the terms of this Agreement, and will perform such activities in a professional manner and in accordance with all Applicable Laws.  [***].  For clarity, except as set forth in Section 2.2.4, MTEM shall not be obligated to procure materials or incur other out-of-pocket costs or undertake any work with respect to a Research Program if such out-of-pocket costs or the cost of such work would exceed the Research Budget set forth in the applicable Research Plan, as the same may be updated or amended in accordance with Section 2.2.3.

2.2.3Amendments to Research Plans. From time to time, the Parties may prepare updates and amendments, as appropriate, to a Research Plan (including any resulting changes to the Research Budget) for review and approval by the JRC in accordance with Section 3.5. Without limiting the foregoing, [***], the Initial Research Plan will be reviewed and updated as the JRC may decide. Notwithstanding anything to the contrary herein, including Section 3.5, but subject to Section 2.2.4, if there is or will be any [***], the JRC shall either (a) [***] or (b) [***].

2.2.4Research Costs. [***] shall be responsible for all Research Costs incurred in the performance of each Research Plan [***] except as set forth herein, including each Research Program [***].  [***] shall be responsible for Research Costs incurred in the performance of the Research Program for the Initial Target in accordance with the Initial Research Plan and not exceeding [***] agreed by the Parties as of the Effective Date and attached hereto as Schedule 1.81.  If, at any time after the Effective Date, the Initial Research Plan or the Initial Research Budget is updated or amended pursuant to Section 2.2.3, [***] shall bear all Research Costs under such updated or amended Initial Research Plan or Initial Research Budget that exceed [***] attached hereto as Schedule 1.81 (“Excess Research Costs”). [***] shall reimburse [***] pursuant to Section 7.3 for all Research Costs incurred in accordance with all Research Plans and Research Budgets, as the same may be updated or amended in accordance with Section 2.2.3 (other than the Initial Research Plan and Initial Research Budget, except for Excess Research Costs).

2.2.5Research Protocols.  MTEM shall prepare the research protocols required for the implementation of the non-GLP NHP studies under the Research Plan (each, a “NHP Study Protocol”) [***].

2.3Selection of Additional Targets and Reserved Targets.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.3.1Additional Targets.  During the period prior to the [***] anniversary of the Effective Date (the “Target Selection Period”), BMS shall have the right to select a total of up to [***] Targets (in addition to the Initial Target) as Collaboration Targets under this Agreement (each, an “Additional Target”), which Target(s) may be a Reserved Target or any other Target that is Available, as determined in accordance with the gatekeeper process set forth in Section 2.3.3. Notwithstanding the foregoing, if BMS does not select [***] Additional Targets prior to the [***] anniversary of the Effective Date, but designates a Reserved Target [***], [***], during the [***] period prior to the [***] anniversary of the Effective Date, then the Target Selection Period will end on the later of the [***] anniversary of the Effective Date or [***] after the date such Reserved Target [***] is first designated by BMS pursuant to Section 2.3.2. [***].

2.3.2Reserved Targets.  During the period prior to the [***] anniversary of the Effective Date and prior to selection of [***] Additional Targets, BMS shall have the right to designate a total of up to [***] Targets as reserved Targets (each, a “Reserved Target”) in accordance with this Section 2.3.2 and the gatekeeper process set forth in Section 2.3.3. The maximum number of Reserved Targets shall decrease following the selection of each Additional Target [***] as follows: (a) upon selection of the [***] Additional Target by BMS (regardless of whether such Additional Target is a Reserved Target), the maximum number of Reserved Targets shall be [***] and, if BMS had previously designated [***] Reserved Targets, then, immediately upon receipt of the Target Availability Notice confirming such Additional Target is Available in accordance with Section 2.3.3, BMS shall provide written notice to the Gatekeeper and to MTEM identifying which of the previously designated Reserved Targets will cease to be a Reserved Target (and, thereafter, such Target will be deemed a Terminated Target); and (b) upon selection of the [***] Additional Target by BMS (regardless of whether such Additional Target is a Reserved Target), the remaining Target(s) that were previously designated Reserved Target(s) shall cease to be Reserved Target(s) and, thereafter, such Target(s) will be deemed Terminated Target(s). Subject to the foregoing and the remainder of this Section 2.3.2, if a Target that BMS identifies as a proposed Reserved Target in a Target Nomination Notice is Available, as determined in accordance with the gatekeeper process set forth in Section 2.3.3, then such Target shall be designated as a Reserved Target from [***] until the earlier of (i) the date that is [***] after the date of such Target Availability Notice or (ii) BMS’ selection of Additional Targets as provided above (the “Reservation Period”). [***]. For clarity, upon expiration of the Reservation Period with respect to each Reserved Target [***] and, in any event, upon BMS’ selection of [***] Additional Targets, regardless of whether such Additional Target(s) were Reserved Targets, each Reserved Target [***] shall cease to be a Reserved Target, each such Target shall be deemed a Terminated Target, and the terms of Section 5.6 shall no longer apply to such Target.

2.3.3Gatekeeper.  [***], MTEM and BMS shall engage a Third Party (the “Gatekeeper”) for the purpose of maintaining a list of Unavailable Targets and confirming whether Targets nominated by BMS are Available or Unavailable.  Concurrently with MTEM’s engagement of the Gatekeeper, the Parties and the Gatekeeper shall enter into a three-party agreement (the “Gatekeeper Agreement”) governing the process of Target selection under this Agreement through the use of the Gatekeeper.  The Gatekeeper Agreement will provide that, if BMS wishes to nominate a Target as a Collaboration Target or a Reserved Target (subject to Section 2.3.2), then (a) BMS shall provide written notice to the Gatekeeper (“Target Nomination

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Notice”) identifying the proposed Target and indicating whether (i) BMS wishes to select the proposed Target as [***] Additional Targets [***] or (ii) BMS wishes to designate the proposed Target as [***] Reserved Targets [***], (b) the Gatekeeper shall notify MTEM within [***] of receipt of the Target Nomination Notice that BMS has provided such Target Nomination Notice (without identifying the proposed Target to MTEM), indicating whether the unidentified proposed Target is to be selected as an Additional Target [***] or designated as a Reserved Target [***] (c) within [***] after MTEM’s receipt of such notice, MTEM shall provide the Gatekeeper with an updated list of Unavailable Targets as of the date of such Target Nomination Notice (which updated list shall remove any Target formerly identified as an Unavailable Target that no longer satisfies the definition of an Unavailable Target), and (d) within [***] after the Gatekeeper’s receipt of MTEM’s updated list of Unavailable Targets, the Gatekeeper shall notify the Parties in writing whether the nominated Target is Available or Unavailable (a “Target Availability Notice”).  If the nominated Target is Available, the Target Availability Notice will include the identity of such Target and (x) if such Target was identified in the Target Nomination Notice as a Target BMS wished to select [***] Additional Targets ([***]), such Target shall be designated as a Collaboration Target under this Agreement and the Parties shall amend Schedule 1.34, effective as of the date of the Target Availability Notice, to include such Target as a Collaboration Target, or (y) if such Target was identified in the Target Nomination Notice as a Target BMS wished to designate as a Reserved Target ([***]), such Target shall be designated a Reserved Target.  If the nominated Target is Unavailable, the Target Availability Notice will specify that such Target is Unavailable without disclosing the identity of such Target, and BMS shall have the right to nominate another Target to be an Additional Target ([***]) or a Reserved Target ([***]), as the case may be, in accordance with this Section 2.3.  The Parties shall share equally all expenses relating to the Gatekeeper.

2.4Subcontracting.  MTEM shall have the right to subcontract its obligations under this Agreement to Third Party subcontractors (subject to BMS’ prior written consent as provided below) and Affiliates, subject to any qualifications that are set forth in an applicable Research Plan; provided that the applicable provisions of each agreement between MTEM and a Third Party subcontractor shall be materially consistent with corresponding provisions of this Agreement, including Section 8.1 and ARTICLE 12. MTEM shall not engage any Third Party subcontractor to conduct any such obligations without BMS’ prior written consent, in each case not to be unreasonably withheld, conditioned or delayed, provided that (a) BMS’ approval of a Research Plan that provides for certain activities to be conducted by one or more Third Party subcontractor(s) shall be deemed to constitute BMS’ consent to engage subcontractor(s) to conduct such activities (without further consent), (b) BMS’ consent will not be required for any activities that a Research Plan provides do not require consent, and (c) any Third Party subcontractor listed in a Research Plan shall be deemed to have been consented to by BMS for purposes hereof.  MTEM will be responsible for the effective and timely management of, and payment, of its subcontractors, at MTEM’s sole cost and expense, subject to reimbursement by BMS pursuant to Section 7.3. The engagement of any subcontractor pursuant to this Section 2.4 shall not relieve MTEM of its obligations under this Agreement and MTEM shall be fully responsible for any acts or omissions of its subcontractors and for the performance of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.5Records; Reporting.

2.5.1Records. MTEM shall maintain, and shall cause its Affiliates and Third Party subcontractors to maintain, records of activities under each Research Plan in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of Research Plan activities. Such records shall be retained by or on behalf of MTEM for at least as long as required by Applicable Law.

2.5.2Progress Reports. During any period that MTEM is conducting activities under a Research Plan, MTEM shall provide to the JRC (or, if the JRC has disbanded, directly to BMS), within [***] after the end of each Calendar Quarter, (a) an update on MTEM’s progress under the Research Plan during the relevant Calendar Quarter, including a summary of any results and data generated by MTEM under such Research Plan during the relevant Calendar Quarter, (b) [***], and (c) [***]. All such updates provided by MTEM shall be MTEM’s Confidential Information and shall be subject to the terms of ARTICLE 12.

2.6Applicable Law.  MTEM will, and will require its Affiliates and subcontractors to, comply with all Applicable Law in its and their conduct of each Research Plan, including where applicable GMP, GLP and GCP (or similar standards).

2.7No Guarantee2.7.1. The Parties acknowledge and agree that no outcome or success is or can be assured and that failure to achieve desired results will not in and of itself constitute a breach or default of any obligation in this Agreement.

2.8Material Transfer.

2.8.1Transfer.  On a Collaboration Target-by-Collaboration Target basis, [***] not more than once per Collaboration Target, BMS may provide a written request to MTEM to transfer to BMS [***] (collectively, the “Transferred MTEM Materials”). [***]. Such written request will specify the requested Transferred MTEM Materials, the requested reasonable quantities thereof, and the purposes for which BMS proposes to use such Transferred MTEM Materials. MTEM shall transfer the requested and agreed-upon Transferred MTEM Materials to BMS promptly [***] solely for the following purposes (the “Permitted BMS Purposes”) [***].  BMS shall only use the Transferred MTEM Materials for the Permitted BMS Purposes and BMS agrees that such Transferred MTEM Materials shall be used in compliance with Applicable Law and the terms and conditions of this Agreement. Without limiting the foregoing, BMS shall not (i) seek or obtain Patent or other intellectual property protection on any Transferred MTEM Materials or Transferred MTEM Materials IP, (ii) attempt to reverse engineer, synthesize, sequence or design around any Transferred MTEM Materials, or (iii) generate any progeny, mutants, derivatives, modifications, improvements, analogs or variants of any Transferred MTEM Materials or combine or incorporate any of the foregoing with or in any other substances unless such activities are expressly agreed to in writing by MTEM.  All Transferred MTEM Materials shall be the Confidential Information of MTEM and BMS shall not transfer, disclose or otherwise provide any Transferred MTEM Materials (or any progeny, mutants, derivatives, modifications,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

improvements, analogs, variants or combinations thereof) to any Third Party unless authorized in writing in advance by MTEM.

2.8.2License; Ownership.  [***], MTEM shall grant, and hereby grants, to BMS a non-exclusive license under the Patents and Know-How Controlled by MTEM necessary to use such Transferred MTEM Materials solely for the Permitted BMS Purposes.  Any and all Know-How made or conceived by or on behalf of BMS using Transferred MTEM Materials shall be referred to herein, collectively, as “Transferred MTEM Materials IP.”  [***].  All Transferred MTEM Materials shall remain the sole property of MTEM and shall only be used by BMS in furtherance of the Permitted BMS Purposes, and all Transferred MTEM Materials shall be returned to MTEM or destroyed by BMS, in MTEM’s sole discretion, upon [***] or, if earlier, the earliest of (a) [***], (b) [***], or (c) [***].

ARTICLE 3

GOVERNANCE

3.1Joint Research Committee.  Within [***] after the Effective Date, or such other time period as agreed to by the Parties, the Parties shall establish a Joint Research Committee (the “Joint Research Committee” or “JRC”).  The JRC shall consist of [***] members from each Party, each with the requisite experience and seniority to enable such person to make decisions on behalf of such Party with respect to the issues falling within the responsibilities of the JRC.  From time to time, each Party may replace one or more of its members of the JRC by providing prior written notice (which may be by email) to the other Party.

3.2Specific Responsibilities of the JRC.  Until the expiration of the Research Term, the JRC shall review and oversee the performance of the Research Plans.  In particular, the JRC shall:

3.2.1review and approve any updates or amendments to the Initial Research Plan or the Initial Research Budget;

3.2.2with respect to each subsequent Research Program other than the Research Program for the Initial Target, review and approve the Research Plan, including the associated Research Budget, for such Research Program, and any updates or amendments thereto;

3.2.3review and discuss the progress and results of material activities under the Research Plans, whether completed or ongoing;

3.2.4determine whether to designate as a Development Candidate any ETB Directed to a Collaboration Target and Developed under a Research Program that has not otherwise satisfied the applicable criteria set forth in the Research Plan for such Research Program;

3.2.5monitor and implement each Development Technology Transfer;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

3.2.6perform such other duties as are specifically assigned to the JRC under this Agreement or as may be otherwise mutually agreed by the Parties from time to time.

3.3Meetings; Minutes.  The JRC shall meet at least [***] per Calendar Quarter, or as otherwise agreed upon by the Parties.  JRC meetings may be held in person or by audio or video conference; provided that unless otherwise agreed, at least [***] per Calendar Year shall be held in person.  In-person meetings shall be held at locations alternately selected by the Parties. The Alliance Managers shall be responsible for calling meetings on no less than [***] notice.  Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that if the input by the JRC is required urgently, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned, or delayed.  The Alliance Managers shall prepare and circulate the minutes of each meeting for review and approval of the Parties within [***] after the meeting.  The Parties shall agree on the minutes of each meeting promptly, but in no event later than [***]. If the minutes of any meeting of the JRC are not unanimously approved by [***], then the Party objecting to the approval of such minutes will append a notice of objection with the specific details of the objection to the proposed minutes.

3.4Procedural Rules.  The JRC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent such rules are not inconsistent with any terms of this Agreement.  A quorum of the JRC shall exist whenever there is present at a meeting at least one representative of each Party. The JRC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed (in hard copy or electronically) by at least one representative appointed by each Party.  Employees or consultants of either Party who are not representatives of the Parties on the JRC may attend meetings of the JRC; provided, that (a) such attendees shall not vote or otherwise participate in the decision-making process of the JRC and shall be bound by obligations of confidentiality and non-disclosure that are at least as stringent as the provisions of ARTICLE 12, and (b) attendance of any non-employee must be pre-approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed.

3.5Decision-Making.

3.5.1JRC Decisions.  All JRC decisions shall be made by unanimous vote, with each Party’s members collectively having one vote.  If, after reasonable discussion and good faith consideration of each Party’s view, the JRC does not reach consensus on a matter within the responsibilities of the JRC, then the matter shall first be referred to the Senior Officers, who shall confer in good faith on the resolution of the matter.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

3.5.2Final Decision-Making Authority.  If the Senior Officers do not agree on the resolution of any matter referred to them pursuant to Section 3.5.1 within [***] after such matter was first referred to them (or such other time period as may be agreed upon by the Senior Officers), then subject to the remainder of this Section 3.5.2, [***] shall have final decision-making authority [***]; provided, that [***].

3.5.3Other Disputes.  For clarity, disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith that are outside of the responsibilities of the JRC shall be resolved pursuant to Section 13.6.

3.6Discontinuation of the JRC.  The JRC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JRC and (b) the date that is [***] after the end of the Research Term (unless otherwise mutually agreed by the Parties in writing).  Notwithstanding anything herein to the contrary, upon the first to occur of the foregoing (a) or (b), the JRC shall automatically dissolve and shall have no further rights or obligations under this Agreement, and thereafter each Party shall designate, to the extent necessary, a contact person for the exchange of information under this Agreement, or such exchange of information shall be made through the Alliance Managers, and decisions of the JRC called for by this Agreement shall be decisions to be made by the Parties, subject to the other terms and conditions of this Agreement.

3.7Intellectual Property Committee.  Within [***] after the Effective Date, or such other time period as agreed upon by the Parties, the Parties shall establish an intellectual property committee (“Intellectual Property Committee” or “IPC”), consisting of an equal number of representatives from each Party having relevant expertise, to discuss prosecution strategy and coordinate the prosecution, maintenance and enforcement of Joint Collaboration Patents, Product-Specific Patents and Product-Platform Patents, and carry out such other functions as are set forth in ARTICLE 8 and as otherwise may be agreed upon by the Parties. IPC meetings may be held in person or by audio or video conference [***] per Calendar Quarter, or as otherwise agreed upon by the Parties.  From time to time, each Party may replace one or more of its members of the IPC by providing prior written notice (which may be by email) to the other Party. The IPC will have no decision-making authority, but will act as a discussion forum between the Parties. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the IPC. Each Party’s representatives on the IPC and all other individuals attending or participating in discussions and meetings of the IPC on behalf of a Party shall be bound by obligations of confidentiality and non-disclosure that are at least as stringent as the provisions of ARTICLE 12.

3.8Other Committees. The Parties may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate activities under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

3.9Limitations on Authority.  Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JRC or the IPC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  The JRC, the IPC and any other committee or working group formed under this Agreement do not have the authority to amend, modify, or waive compliance with this Agreement.

3.10Alliance Managers.  Promptly after the Effective Date, each Party shall appoint a person who shall oversee communications between the Parties for all matters between meetings of the JRC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). The Alliance Managers shall attend JRC meetings as non-voting participants.  Each Party may replace its Alliance Manager at any time by providing prior written notice (which may be by email) to the other Party.  Each Party shall bear the costs of its Alliance Manager.

3.11Expenses.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, the JRC and the IPC.

ARTICLE 4

EXCLUSIVE OPTIONS

4.1Option Exercise Data Packages.  Within [***] following completion of the Research Plan for a Research Program, [***], MTEM shall deliver to BMS the Option Exercise Data Package for such Research Program.  If BMS reasonably determines that any Option Exercise Data Package is incomplete or that any additional information that is in MTEM’s (or its Affiliate’s) Control regarding the applicable Collaboration Target or Development Candidates is necessary [***] in determining whether the criteria to be a Development Candidate have been met [***], then, within [***] after BMS’ receipt of such Option Exercise Data Package, BMS may give written notice to MTEM specifying the information required to be included in such Option Exercise Data Package or otherwise reasonably requested by BMS (“Incomplete Data Package Notice”). Following MTEM’s receipt of an Incomplete Data Package Notice, MTEM will [***] deliver to BMS the additional information that is in MTEM’s (or its Affiliate’s) possession and Control and specified in the Incomplete Data Package Notice and, within [***] of receipt of such additional information, BMS will provide a written acknowledgement to MTEM that the Option Exercise Data Package is complete or will provide another Incomplete Data Package Notice to MTEM. If BMS does not provide any Incomplete Data Package Notice within the [***] period above or, if BMS provides an Incomplete Data Package Notice within such [***] period and, within the [***] period above, does not provide either such written acknowledgement or another Incomplete Data Package Notice, then the Option Exercise Data Package will be deemed complete (a “Complete Data Package”). The Parties shall hold a JRC meeting no later than [***] after delivery of a Complete Data Package and, at such meeting, the JRC shall discuss the Complete Data Package and determine which ETBs Directed to the applicable Collaboration Target and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Developed under such Research Program will, [***], be designated as Development Candidates (either because they satisfy the criteria to be a Development Candidate as set forth in the applicable Research Plan or the JRC otherwise determines to designate them as Development Candidates).  [***], to the extent that such information is in MTEM’s (or its Affiliate’s) possession and Control, MTEM shall provide to BMS such additional information regarding the applicable Collaboration Target or Development Candidates as BMS may reasonably request.

4.2Option Grant and Exercise. MTEM hereby grants to BMS, on a Collaboration Target-by-Collaboration Target basis, the exclusive option, exercisable at any time during the applicable Option Term at BMS’ sole discretion, to obtain an exclusive license under the MTEM Licensed Know-How and MTEM Licensed Patents to Exploit Licensed Products Directed to such Collaboration Target in the Field in the Territory as set forth in Section 5.1.1 (each, an “Option”).  BMS may exercise the Option in respect of a Collaboration Target by providing written notice to MTEM of its exercise of such Option (“Option Exercise Notice”) at any time during the applicable Option Term. Each Option Exercise Notice shall specify the lead Licensed Development Candidate Directed to the applicable Collaboration Target (from the Development Candidates designated by the JRC in accordance with Section 4.1) (the “Lead LDC”) with respect to which BMS is exercising the Option to obtain an exclusive license under Section 5.1.1 (the “Lead Option”) and shall specify up to [***] back-up Development Candidates Directed to the applicable Collaboration Target (from the Development Candidates designated by the JRC in accordance with Section 4.1) (each, a “Back-Up LDC”) with respect to which BMS is exercising or may in the future exercise the Option to obtain an exclusive license under Section 5.1.1 (the “Back-Up Option”).  On a Collaboration Target-by-Collaboration Target basis, BMS may exercise its Back-Up Option by providing written notice to MTEM of its exercise of such Back-Up Option, identifying the applicable Back-Up LDC(s), (a) [***] or (b) at any time thereafter until [***].  If and when BMS exercises the Back-Up Option, the applicable Back-Up LDCs Directed to the applicable Collaboration Target shall be Licensed Development Candidates.  Following delivery of the written notice of Lead Option exercise by BMS or the written notice of any Back-Up Option exercise, upon the applicable License Effective Date, the license set forth in Section 5.1.1 with respect to the Exploitation of each such Licensed Development Candidate and corresponding Licensed Products Directed to the corresponding Collaboration Target shall, and hereby does, automatically become effective. For clarity, BMS shall not have the right to, and shall not, Develop, Manufacture or Commercialize any Development Candidate, or any product containing a Development Candidate, other than Licensed Development Candidate(s).

4.3Non-Exercise of the Option.  On a Collaboration Target-by-Collaboration Target basis, if BMS does not exercise the Option with respect to such Collaboration Target prior to expiration of the applicable Option Term, or if BMS notifies MTEM in writing during such Option Term that BMS will not exercise such Option (the date of expiration of such Option Term or such notification by BMS, the “Option End Date”), then (a) such Option shall immediately expire on the Option End Date with respect to such Collaboration Target, without any further action required by either Party, (b) such Target shall no longer be a Collaboration Target and shall be deemed a Terminated Target and the terms of Section 5.6.1 and Section

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

5.6.2 shall no longer apply to such Target, (c) BMS shall have no rights in or to the ETBs Developed under the corresponding Research Program, other than any applicable rights of BMS in BMS Patents and BMS Know-How, and no such ETBs shall be deemed a Development Candidate or a Licensed Development Candidate under this Agreement, and (d), [***].

4.4HSR Compliance.

4.4.1HSR Notice. If BMS determines in good faith upon advice of counsel that an HSR Filing is required to be made under the HSR Act as a result of BMS’ exercise of an Option (either the Lead Option or a Back-Up Option) and notifies MTEM of such determination in connection with BMS’ delivery of written notice of its election to exercise the Option pursuant to Section 4.2, then (a) the Parties will file an HSR Filing in accordance with Section 4.4.2, and (b) BMS’ election to exercise the applicable Option will not be effective (and BMS will not be obligated to pay the Option Exercise Fee(s) for the designated Licensed Development Candidate(s)) until the HSR Clearance Date, if any.

4.4.2HSR Filing. If BMS notifies MTEM pursuant to Section 4.4.1 that an HSR Filing is required for BMS to exercise an Option, then each of BMS and MTEM will, within [***] of such notice from BMS (or such later time as may be agreed to in writing by the Parties), file with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) any HSR Filing required with respect to the transactions contemplated hereby. Each of the Parties agrees to cooperate in the antitrust clearance process, including by furnishing to the other Party such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and other antitrust requirements, and to furnish promptly with the FTC, DOJ, and any other antitrust authority, any information requested by them in connection with such filings. Each Party shall furnish copies (subject to reasonable redactions for privilege or confidentiality concerns) of, and shall otherwise keep the other Party apprised of the status of any material communications with, and any inquiries or requests for additional information from, the FTC, DOJ and any other antitrust authority, and shall comply promptly with any such inquiry or request. Each Party shall give the other Party the opportunity to review in advance, and shall consider in good faith the other Party’s reasonable comments in connection with, any proposed filing or communication with the FTC, DOJ or any other antitrust authority. Each Party shall consult with the other Party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC, the DOJ or any other antitrust authority with respect to any filings, investigation or inquiry and, to the extent permitted by such antitrust authority, give the other Party to the opportunity to attend and participate therein. Each Party will be responsible for its own costs and expenses (other than filing fees, which BMS will pay) associated with any HSR Filing.

4.4.3HSR Clearance. In furtherance of obtaining clearance for an HSR Filing filed pursuant to this Section 4.4, MTEM and BMS will use their respective Commercially Reasonable Efforts (subject to this Section 4.4.3) to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

by this Agreement under any antitrust, competition or trade regulatory law. In connection with such clearance for an HSR Filing from the FTC, the DOJ or any other Governmental Authority, neither Party, nor its Affiliates will be required to (a) sell, divest (including through license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of such Party or any of its Affiliates (or consent to any of the foregoing actions); or (b) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (a) above.

ARTICLE 5

LICENSE GRANTS; EXCLUSIVITY

5.1License Grant to BMS.

5.1.1Exclusive License. Subject to the terms of this Agreement, including Section 5.1.2 and Section 5.1.3, on a Licensed Development Candidate-by-Licensed Development Candidate basis, effective upon the applicable License Effective Date, MTEM, for itself and its Affiliates, hereby grants to BMS an exclusive (even as to MTEM and its Affiliates), royalty-bearing license, with the right to grant sublicenses as provided in Section 5.1.2, under the MTEM Licensed Know-How and MTEM Licensed Patents to Exploit such Licensed Development Candidate(s) and corresponding Licensed Products Directed to the corresponding Collaboration Target in the Field in the Territory. [***].

5.1.2Sublicensing.  BMS shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the licenses granted in Section 5.1.1 to Affiliates and Sublicensees; provided that any such sublicenses to Sublicensees shall be in writing and shall be consistent with the terms and conditions of this Agreement.  In addition, BMS shall require the applicable Affiliate and Sublicensee to comply with the terms of this Agreement that are applicable to such sublicense, including obligations of confidentiality and non-use at least as stringent as those set forth in ARTICLE 12, the reporting, record keeping and audit requirements set forth under ARTICLE 7, and the ETB Platform-related license grant back provisions set forth in Section 5.2.2.  [***]. BMS shall remain directly liable to MTEM with respect to its obligations under this Agreement and for the performance and acts or omissions of all of its Affiliates and Sublicensees.  As soon as practicable, but in any event within [***], after the execution of any sublicense agreement with a Sublicensee hereunder, BMS shall notify MTEM that it has entered into such sublicense agreement, identifying the name of the Sublicensee and the scope of such sublicense.  [***].

5.1.3Retained Rights. Notwithstanding the exclusive license granted to BMS pursuant to Section 5.1.1, MTEM hereby expressly reserves the right (a) under the MTEM Licensed Know-How and MTEM Licensed Patents to exercise its rights and perform its obligations under this Agreement, whether directly or through one or more Affiliates or permitted subcontractors, and (b) to practice, and to grant licenses under, the MTEM Licensed Know-How and MTEM Licensed Patents, other than (i) Optioned Product-Specific Patents, (ii) BMS Binder

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Know-How and BMS Binder Patents, and (iii) [***], outside the scope of the license granted to BMS in Section 5.1.1 and outside the scope of the covenants under Section 5.6.1.

5.1.4[***].

5.2License Grants to MTEM.

5.2.1Research and Manufacturing License.  BMS hereby grants to MTEM a non-exclusive, fully paid-up, non-transferable (except as provided in Section 13.1) royalty-free license, with the right to grant sublicenses to Affiliates and permitted subcontractors, under the BMS Know-How and BMS Patents, [***], solely to perform MTEM’s obligations under the Research Plans and to Manufacture Licensed Development Candidates and Licensed Products in accordance with Section 6.4.1.

5.2.2ETB Platform Licenses. BMS hereby grants to MTEM a non-exclusive, royalty-free and fully paid-up, worldwide, irrevocable and perpetual license, with the right to grant sublicenses through multiple tiers, under any Product-Platform Know-How and Product-Platform Patents, solely to Exploit the ETB Platform, subject to Section 5.6 and Section 5.1.1. [***]. For clarity, BMS hereby expressly reserves the exclusive right under any Product-Platform Know-How and Product-Platform Patents and ETB Platform Technology to exercise its exclusive license under Section 5.1.1 to Develop, Commercialize and otherwise Exploit such Licensed Development Candidate(s) and Licensed Product(s), whether directly or through one or more Affiliates, Sublicensees or subcontractors.

5.3Development Technology Transfer.  On a Licensed Development Candidate-by-Licensed Development Candidate basis, following the License Effective Date with respect to such Licensed Development Candidate, MTEM shall perform a Development Technology Transfer with respect to such Licensed Development Candidate in accordance with a Development Technology Transfer plan and budget [***] agreed upon by the Parties, at BMS’ sole cost and expense. To assist with the Development Technology Transfer with respect to each Licensed Development Candidate and BMS’ Development thereof in accordance with the terms of this Agreement, MTEM will make its personnel reasonably available to BMS during normal business hours to carry out the Development Technology Transfer and respond to BMS’ reasonable inquiries with respect thereto and BMS shall reimburse MTEM for all internal costs (at the FTE Rate) and out-of-pocket costs incurred by MTEM in connection with such assistance. For clarity, nothing in this Section 5.3 shall require MTEM to create any new Know-How or undertake any activity or incur any internal or external cost unless such activity or cost is specified in the Development Technology Transfer plan (or associated budget), as mutually agreed by the Parties, or is otherwise reimbursed by BMS.

5.4No Implied Licenses.  Except as expressly provided in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication, estoppel,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

or otherwise, under or to any Patents, Know-How, or other intellectual property owned or controlled by the other Party.

5.5Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that the licensee of such intellectual property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction.  All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.  If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property and all embodiments of such intellectual property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within [***] of such request; provided, that the debtor Party is excused from its obligation to deliver such intellectual property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

5.6Exclusivity Covenants.

5.6.1[***] Exclusivity.  (a) On a Collaboration Target-by-Collaboration Target basis, from [***] until (i) [***] or (ii) if earlier, [***], and (b) on a Reserved Target-by-Reserved Target basis, from [***], MTEM shall not license, sublicense, transfer, assign, or take any other action with respect to any MTEM Licensed Know-How or MTEM Licensed Patents that would be inconsistent with or prevent MTEM from granting the exclusive license under Section 5.1.1 with respect to such Collaboration Target or Reserved Target (as applicable) if the Option is exercised, and MTEM shall not Develop, Manufacture or Commercialize any ETB or products Directed to the applicable Target, either solely or in collaboration with a Third Party.

5.6.2[***] Exclusivity.  Subject to Section 11.6, on a Collaboration Target-by-Collaboration Target basis, [***], MTEM shall not, either solely or for or in collaboration with a Third Party, directly or indirectly, Develop, Manufacture, Commercialize or Exploit any ETB or product that is Directed to such Collaboration Target.  For clarity, the terms of this Section 5.6.2 shall not apply to any Terminated Target from the time it becomes a Terminated Target.

5.6.3[***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 6

DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

6.1Overview.  On a Collaboration Target-by-Collaboration Target basis, following the License Effective Date with respect to the Licensed Development Candidate(s) Directed to such Collaboration Target, BMS shall have the sole right and responsibility, at its own cost and expense, (a) for the Development of such Licensed Development Candidate(s) and Licensed Products Directed to such Collaboration Target in the Field in the Territory, including the design and conduct of Clinical Studies and filing for and obtaining all Marketing Approvals for Licensed Products, and (b) for the Manufacture (subject to MTEM’s obligations pursuant to Section 6.4.1), Commercialization, including filing for and obtaining all Marketing Approvals and Price Approvals, and other Exploitation of such Licensed Development Candidate(s) and Licensed Products Directed to such Collaboration Target in the Field in the Territory.

6.2Development.

6.2.1Reporting. On a Collaboration Target-by-Collaboration Target basis, following the License Effective Date with respect to the Licensed Development Candidate(s) Directed to such Collaboration Target, until [***], BMS shall update MTEM on a [***] basis regarding its Development activities with respect to Licensed Products Directed to such Collaboration Target at a level of detail reasonably necessary for MTEM to determine BMS’ compliance with its obligations under Section 6.6.  BMS shall provide further information as MTEM may reasonably request regarding the foregoing.

6.2.2Records.  BMS shall, and shall cause its Affiliates, Sublicensees and Third Party subcontractors to maintain, records in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate in all material respects and shall properly reflect all work done and results achieved in the performance of its Development activities hereunder.  Such records shall be retained by or on behalf of BMS for at least as long as required by Applicable Law.

6.3Regulatory Matters.

6.3.1Responsibility.  On a Collaboration Target-by-Collaboration Target basis, following the License Effective Date with respect to the Licensed Development Candidate(s) Directed to such Collaboration Target, BMS shall have the sole right and responsibility, at its own cost and expense, to (a) prepare, file and maintain INDs, Drug Approval Applications, and other Marketing Approvals and regulatory filings related to such Licensed Development Candidate(s) and Licensed Products, each in its own name, and (b) communicate with Regulatory Authorities with respect to Licensed Products Directed to such Collaboration Target, either by itself or with or through one or more Affiliates or Third Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.3.2Ownership. Ownership of all right in and to all INDs, Drug Approval Applications, Marketing Approvals, Price Approvals and other regulatory filings for any Licensed Products in the Field in each country of the Territory will be held in the name of BMS or its designated Affiliate, Sublicensee or Third Party of BMS’s choosing.

6.3.3Right of Reference. On a Collaboration Target-by-Collaboration Target basis, effective upon the License Effective Date with respect to any Development Candidate Directed to the applicable Collaboration Target, MTEM hereby grants BMS, its Affiliates and Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation, to any regulatory documentation held by MTEM or its Affiliates to the extent necessary [***] for the submission, approval or maintenance of Marketing Approval of any Licensed Product Directed to such Collaboration Target in the Field in the Territory. If requested by BMS, MTEM will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation.

6.4Manufacturing.

6.4.1MTEM Manufacturing Obligations.  MTEM shall be responsible for all Manufacturing activities necessary to perform each Research Plan, including the Initial Research Plan, and shall conduct such Manufacturing activities directly or through one or more Third Party contract manufacturers approved by BMS (such approval not to be unreasonably withheld, conditioned or delayed), the costs of which (at the Manufacturing Cost, [***]) shall constitute Research Costs and shall be included in the applicable Research Budget, including the Initial Research Budget. On a Licensed Product-by-Licensed Product basis, following the License Effective Date for the corresponding Licensed Development Candidate, MTEM shall Manufacture and supply such Licensed Product (and any corresponding materials and reagents agreed upon by the Parties) to BMS or its designee, directly or through one or more Third Party contract manufacturers approved by BMS (such approval not to be unreasonably withheld, conditioned or delayed), in [***] for up to [***] (or more as the Parties may agree in writing) in the first Phase 1 Trial of such Licensed Product (in each case, such quantities and the schedule for delivery shall be agreed upon in advance by the Parties in a supply agreement or otherwise); provided that, if BMS requests to assume, or the Parties mutually agree that BMS will assume, responsibility for Manufacture of such Licensed Product for any such [***] Phase 1 Trial, then, at the time of such request or agreement, BMS shall assume and be responsible for such Manufacture, directly or through one or more Third Party contract manufacturers (as elected by BMS in its discretion), and MTEM shall have no further obligation to Manufacture such Licensed Product or any corresponding materials or reagents. The Parties shall negotiate in good faith the terms of one or more supply agreement(s) (and corresponding quality agreement(s)) for the Manufacture and supply of Licensed Product(s) by MTEM following the License Effective Date for the corresponding Licensed Development Candidate(s), which supply agreement(s) will include support by MTEM of a technology transfer to BMS pursuant to a Manufacturing technology transfer plan to be agreed by the Parties as provided in Section 6.4.2. Such supply agreement(s) and corresponding quality agreement(s) shall be put in place no later than [***] (or such longer period as may be agreed by the Parties) following the License Effective Date or the start of clinical supply Manufacture, whichever occurs first.  The supply price to be paid by BMS to MTEM for

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Manufacture and supply of each Licensed Product following the applicable License Effective Date shall be (a) the Manufacturing Cost, [***] for [***] the [***] in a Phase 1 Trial and (b) the Manufacturing Cost, [***] for the [***] in a Phase 1 Trial.

6.4.2Technology Transfero.  At the time the Parties negotiate each supply agreement for a Licensed Product pursuant to Section 6.4.1, the Parties shall agree upon a Manufacturing technology transfer plan and budget (of FTE Costs and out-of-pocket costs incurred by MTEM) and MTEM shall perform technology transfer in respect of the Manufacturing of the applicable Licensed Product in accordance with the agreed upon Manufacturing technology transfer plan and budget, at BMS’ sole cost and expense. MTEM will provide reasonable technical assistance in connection with such Manufacturing technology transfer, including by making its personnel reasonably available to BMS during normal business hours and responding to BMS’ reasonable inquiries with respect thereto, and [***]. For clarity, nothing in this Section 6.4.2 shall require MTEM to create any new Know-How, undertake any additional Manufacturing activities, or [***].  For clarity, unless otherwise agreed by the Parties, the Manufacturing technology transfer plan shall not include any activity or cost covered by the Development Technology Transfer plan and budget.

6.4.3BMS Obligations.  Following completion of the Manufacturing technology transfer pursuant to Section 6.4.2 with respect to Licensed Product(s) Directed to a Collaboration Target, BMS, either directly or through one or more Third Party contract manufacturers, BMS shall have the sole right and responsibility, at its own cost and expense, for all Manufacturing activities necessary for the Development and Commercialization of such Licensed Product(s).

6.5Commercialization.  BMS will have sole and exclusive control, at its own cost and expense, over all matters relating to Commercialization of Licensed Products in the Field in the Territory, either by itself or with or through one or more Affiliates, Sublicensees or Third Parties. BMS shall update MTEM [***] regarding its Commercialization activities with respect to the Licensed Products in the Territory.  Each such update shall summarize BMS’, its Affiliates’ and Sublicensees’ Commercialization activities in the Territory with respect to Licensed Products Directed to each Collaboration Target for which BMS has exercised its Option, at a level of detail reasonably necessary for MTEM to determine BMS’ compliance with its obligations under Section 6.6.  BMS shall provide further information as MTEM may reasonably request regarding the foregoing. BMS or its designated Affiliates or Sublicensees will select and own all trademarks used in connection with Commercialization of Licensed Product(s) in the Field in the Territory and MTEM will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of BMS, its Affiliates or Sublicensees in connection with any Licensed Product.

6.6Diligence Obligations. On a Collaboration Target-by-Collaboration Target basis, following the License Effective Date with respect to the Licensed Development Candidate(s) Directed to such Collaboration Target, BMS shall use Commercially Reasonable Efforts (a) to Develop and to obtain Marketing Approval and, where applicable, Price Approval for [***] Directed to such Collaboration Target in each Major Market and (b) to Commercialize [***] in each Major Market following receipt of Marketing Approval.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.7Applicable Law.  BMS will, and will require its Affiliates and Sublicensees to, comply with all Applicable Law in its and their performance of obligations and exercise of rights under this Agreement.

ARTICLE 7

financial provisions

7.1Upfront Payment.  Within [***] after the Effective Date, BMS shall pay to MTEM the non-refundable, non-creditable sum of Seventy Million Dollars ($70,000,000).

7.2Option Exercise Fees. On a Licensed Development Candidate-by-Licensed Development Candidate basis, BMS shall pay to MTEM an Option exercise fee of [***] for each Licensed Development Candidate with respect to which BMS exercises the Option in respect of the corresponding Collaboration Target (each, an “Option Exercise Fee”) within [***] of the later of (a) [***], or (b) [***]. In the event that BMS exercises its Back-Up Option in relation to up to [***] additional Licensed Development Candidates, BMS shall pay to MTEM a Back-Up Option exercise fee of [***] within [***] Business Days of the date BMS delivers to MTEM written notice of its exercise of the Back-up Option.  Following the exercise of such Back-Up Option, the applicable back-up candidates shall be Licensed Development Candidates.

7.3Research Costs and Technology Transfer Payments. For each Research Program other than the Research Program for the Initial Target (except as set forth herein), [***] shall bear all Research Costs incurred by [***] in accordance with the Research Budget applicable to such Research Program, as the same may be updated or amended pursuant to Section 2.2.3. In addition, with respect to the Research Program for the Initial Target, [***] shall bear all Excess Research Costs. [***] shall bear [***] internal and external costs in connection with each Development Technology Transfer and Manufacturing technology transfer as provided in Section 5.3 and Section 6.4.2, respectively (“Technology Transfer Costs”). Following the end of each Calendar Quarter in which [***] incurs any Research Costs (with respect to all Research Programs other than the Research Program for the Initial Target) [***], MTEM shall submit to BMS an invoice setting forth the total [***] incurred by MTEM, including reasonable supporting documentation for any FTE costs, [***], during such Calendar Quarter or month, respectively.  BMS shall pay all undisputed [***] within [***] after receipt of each invoice.

7.4Development and Regulatory Milestones.

7.4.1Milestone Payments.  In partial consideration of the rights granted by MTEM to BMS hereunder, on a Collaboration Target-by-Collaboration Target basis, BMS shall pay to MTEM the non-refundable, non-creditable milestone payments upon the first achievement of each of the following milestone events for the first Licensed Product Directed to such Collaboration Target to achieve such milestone event (whether by or on behalf of BMS or its Affiliates or Sublicensees, provided that subsequent milestone events not met by the first Licensed

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Product may be achieved by a different Licensed Product Directed to the same Collaboration Target) as follows:

Milestone Event	Milestone Payment for the 1st Indication	Milestone Payment for the 2nd Indication	Milestone Payment for the 3rd Indication
#1: [***]	[***]	[***]	[***]
#2: [***]	[***]	[***]	[***]
#3: [***]	[***]	[***]	[***]
#4: [***]	[***]	[***]	[***]
#5: [***]	[***]	[***]	[***]
#6: [***]	[***]	[***]	[***]
#7: [***]	[***]	[***]	[***]
#8: [***]	[***]	[***]	[***]
#9: [***]	[***]	[***]	[***]

7.4.2Payment.  BMS shall pay to MTEM the applicable milestone payment within [***] after the first achievement of any milestone event set forth in Section 7.4.1 by or on behalf of BMS or its Affiliates or Sublicensees. If any milestone event is achieved without the achievement of any earlier listed milestone event applicable to the same jurisdiction (or not specific to a jurisdiction), then BMS will pay to MTEM the milestone payment applicable to such earlier milestone event at the same time BMS pays the applicable milestone payment. For example, if milestone event #3 becomes due before payment for milestone event #2, then upon achievement of milestone event #3 both the milestone payments for milestone event #2 and milestone event #3 shall be due and payable. For clarity, if any of milestone events #4 through #9 is achieved before payment for any of milestone events #1 through #3, then the milestone payment for each of milestone event #1 through #3 (to the extent not previously paid) will be due and payable upon achievement of any of milestone events #4 through #9. Further for clarity, each milestone payment in this Section 7.4 shall be payable upon the achievement of the corresponding milestone event by the first Licensed Product Directed to a particular Collaboration Target to achieve such milestone event and no amounts shall be due for subsequent or repeated achievements of such milestone event by another Licensed Product Directed to the same Collaboration Target; provided that subsequent milestone events not met by the first Licensed Product may be achieved by a different Licensed Product Directed to the same Collaboration Target.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

7.5Sales-Based Milestones.

7.5.1Sales Milestone Payments.  In partial consideration of the rights granted by MTEM to BMS hereunder, on a Collaboration Target-by-Collaboration Target basis, BMS shall pay to MTEM the non-refundable, non-creditable milestone payments upon achievement of each of the following milestone events [***] (whether by or on behalf of BMS or its Affiliates or Sublicensees) as follows:

Calendar Year Net Sales [***] in the Territory	Sales Milestone Payments
Equal or exceed [***]	[***]
Equal or exceed [***]	[***]
Equal or exceed [***]	[***]

7.5.2Payment.  BMS shall pay to MTEM the applicable milestone payment within [***] after the first achievement of any milestone event set forth in this Section 7.5 by or on behalf of BMS or its Affiliates or Sublicensees.  For clarity, each milestone payment set forth in the table above shall be paid only once with respect to a Collaboration Target, upon first achievement of the corresponding milestone event by [***], regardless of the number of times such event is achieved with respect to such Collaboration Target.

7.6Royalties.

7.6.1Royalty Rate.  As further consideration for the rights granted to BMS under this Agreement, subject to the other terms of this Section 7.6, on a Collaboration Target-by-Collaboration Target basis, BMS shall make [***], non-refundable, non-creditable royalty payments to MTEM on the portion of Calendar Year Net Sales of [***] sold in the Territory at the applicable rate set forth below:

Calendar Year Net Sales in the Territory [***]	Royalty Rate
For that portion of Calendar Year Net Sales [***]	[***]
For that portion of Calendar Year Net Sales [***]	[***]
For that portion of Calendar Year Net Sales [***]	[***]

The applicable royalty rate set forth in the table above will apply only to that portion of the Calendar Year Net Sales of [***] during a given Calendar Year that falls within the indicated range. By way of example, if Calendar Year Net Sales of [***] by BMS, its Affiliates and its Sublicensees were [***] for a given Calendar Year, then the royalties payable with respect to such Calendar Year Net Sales [***] for such Calendar Year, subject to adjustment and reductions as set forth in Sections 7.6.3, 7.6.4, and 7.6.5, would be: [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

7.6.2Royalty Term.  Royalties shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory from the First Commercial Sale of such Licensed Product in such country by or on behalf of BMS, its Affiliates, or Sublicensees until the latest of (a) [***] from such First Commercial Sale of such Licensed Product in such country, (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, and (c) the expiration of the last to expire Valid Claim of the MTEM Licensed Patents Covering such Licensed Product, [***], in such country (the “Royalty Term”).

7.6.3Reduction for Lack of Patent Coverage and Regulatory Exclusivity. Subject to Section 7.6.6, on a Licensed Product-by-Licensed Product and country-by-country basis, if during any [***] within the applicable Royalty Term for such Licensed Product in such country, (a) no Valid Claim of any MTEM Licensed Patent exists that Covers such Licensed Product [***] in such country, and (b) [***] (the “Reduction Circumstances”), then, commencing the [***] after the Reduction Circumstances first exist and for [***] thereafter during which the Reduction Circumstances exist, the royalty rates used to calculate royalties due on Net Sales of such Licensed Product in such country for such [***] shall be reduced by [***] from the royalty rates set forth in Section 7.6.1 provided that, if [***], then the royalty rates used to calculate royalties due on Net Sales with respect to such Licensed Product in such country will no longer be subject to any reduction during any [***] in which [***].

7.6.4Royalty Reduction Due to Biosimilar Competition. Subject to Section 7.6.6, on a Licensed Product-by-Licensed Product and country-by-country basis, if during any [***] during the Royalty Term for such Licensed Product in such country there are [***] or more Biosimilar Products being sold in such country with respect to such Licensed Product, then the royalty rates used to calculate royalties due on Net Sales of such Licensed Product in such country for such [***] shall be reduced from the royalty rates set forth in Section 7.6.1 as follows:

(a)By [***], in any [***] in which such Biosimilar Products are being sold in such country and the market penetration of such Biosimilar Products in such country in such [***] is less than [***]; or

(b)by [***] in any [***] in which such Biosimilar Products are being sold in such country and the market penetration of such Biosimilar Products in such country in such [***] is equal to or greater than [***];

where market penetration is determined by dividing (i) the aggregate number of units of all such Biosimilar Products sold in such country in such [***] by (ii) the sum of the aggregate number of units of such Licensed Product and the aggregate number of units of all such Biosimilar Products sold in such country in such [***], as reported by a well-known reporting service agreed between the Parties acting reasonably (e.g., IQVIA).

7.6.5Royalty Reductions Due to Required Licenses. Subject to Section 7.6.6, on a Licensed Product-by-Licensed Product and country-by-country basis, if (a) [***], the Development, Manufacture or Commercialization of a Licensed Development Candidate or a Licensed Product containing or comprising such Licensed Development Candidate (such Licensed

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Development Candidate or such Licensed Product, an “Infringing Product”) by BMS, its Affiliates, or any Sublicensees would infringe the intellectual property rights owned or controlled by a Third Party (“Third Party Required IP”) and in the absence of a license thereunder such Third Party Required IP would be infringed by the Development, Manufacture or Commercialization of such Infringing Product in such country (other than MTEM Platform In-Licensed IP and MTEM In-Licensed IP), and (b) BMS obtains a license to such Third Party Required IP, then BMS may deduct from the royalties otherwise owed to MTEM under this Agreement with respect to such Infringing Product in such country, [***] of [***] actually paid by BMS to such Third Party for the license under such Third Party Required IP, including [***] milestones, royalties [***] paid, in each case directly as a result of the Development, Manufacture or Commercialization of such Infringing Product; provided, that in no event will the royalties otherwise owed to MTEM under this Agreement with respect to such Infringing Product in such country be reduced by more than [***] in any given [***] as a result of any deduction under this Section 7.6.5; [***].  Notwithstanding anything to the contrary herein, this Section 7.6.5 does not apply if any Licensed Development Candidate or Licensed Product is an Infringing Product solely on account of any active ingredient or other component that is not a Licensed Development Candidate, if such Infringing Product is a Combination Product.

7.6.6Cumulative Reductions Floor.  Notwithstanding Section 7.6.3, Section 7.6.4 and Section 7.6.5, in no event will the reductions set forth in Section 7.6.3, Section 7.6.4 and Section 7.6.5 operate, individually or in combination, to reduce the amount of royalties due to MTEM with respect to Net Sales of a Licensed Product in a country in any given [***] during the Royalty Term for such Licensed Product in such country by more than [***] (i.e., in no event will MTEM receive less than [***]) of the amount of royalties that otherwise would have been due and payable to MTEM in such [***] for such Licensed Product in such country at the rates set forth in the table in Section 7.6.1.

7.7Royalty Payments and Reports.  BMS shall calculate all amounts payable to MTEM pursuant to Section 7.6 at the end of each [***], which amounts shall be converted to Dollars in accordance with Section 7.8.  BMS shall pay to MTEM the royalty amounts due with respect to a given [***] within [***] following the end of the [***] in which the Net Sales on which such royalty amounts are due are deemed to have occurred.  With each payment of royalties due to MTEM, BMS shall deliver a report to MTEM specifying: (a) the amount of Net Sales of each Licensed Product in each country in the Territory during the applicable [***]; (b) to the extent such Net Sales include sales not denoted in Dollars, a summary of the then-current exchange rate methodology used by BMS; (c) the applicable royalty rates under this Agreement (including any reduction(s) to such royalty rates under Section 7.6); (d) a calculation of the amount of royalty payment due on such Net Sales for such [***]; and (f) the date of the First Commercial Sale of each Licensed Product in each country in the Territory that has occurred during the corresponding [***]. For clarity, no royalties shall be due or payable to MTEM on any future sales of Licensed Product in a country (that occur after expiration of the applicable Royalty Term) held in inventory as of the date of expiration of the Royalty Term in that country.

7.8Mode of Payment.  All payments to MTEM under this Agreement shall be made by electronic funds transfer in immediately available funds to such bank account as MTEM may

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

from time to time designate by notice to BMS.  All payments hereunder shall be made in Dollars.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), BMS shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s, or its Sublicensee’s standard conversion procedures and methodology, consistently applied in accordance with Accounting Standards.

7.9Taxes.

7.9.1Withholding Taxes. Where any sum due to be paid by BMS under this Agreement is subject to any withholding tax, the Parties shall use their commercially reasonable efforts to take all such actions, including executing and delivering relevant documents, as will enable them to take advantage of any applicable double taxation agreement or treaty or otherwise reduce or eliminate such withholding tax. In particular, MTEM shall provide BMS with any tax forms that may be reasonably necessary in order for BMS to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty or otherwise, to the extent legally able to do so.  If and to the extent the withholding tax cannot be fully eliminated, BMS shall remit such withholding tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to MTEM, and secure and send to MTEM reasonably satisfactory evidence of the payment of such withholding tax.  If any withholding taxes are refundable, creditable or otherwise recoverable, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld taxes, obtain a credit with respect to such taxes paid, or otherwise recover such taxes.

7.9.2Indirect Taxes. [***].

7.9.3Taxes Resulting from a Party’s Action.  Notwithstanding the foregoing in this Section 7.9, if a Party takes any action of its own discretion (not required by the terms of this Agreement or a Regulatory Authority), including any assignment, sublicense, change of place of incorporation, or failure to comply with Applicable Laws or filing or record retention requirements, which results in an additional or increased withholding obligation with respect to payments to be made pursuant to this Agreement (“Withholding Tax Action”), then such Party shall bear the amount of such withholding to the extent associated with such Withholding Tax Action.  For clarity, if BMS undertakes a Withholding Tax Action, then the sum payable by BMS (in respect of which such withholding is required to be made) shall be increased to the extent necessary to ensure that MTEM receives a sum equal to the sum which it would have received had no such Withholding Tax Action occurred.

7.10Records; Audits.  BMS shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder with respect thereto and to verify compliance with its obligations under this Agreement. MTEM shall keep complete and accurate books and records pertaining to [***] (and, if applicable, [***] incurred under [***]). Such books and records shall be retained by BMS (and its Affiliates and Sublicensees) and by MTEM until [***] after the end of [***] to which such books and records

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

pertain. Upon reasonable [***] prior written notice by a Party (the “Auditing Party”) to the Party required to maintain such books and records (the “Audited Party”), for the [***] following the end of the [***] to which each shall pertain, such books and records shall be made available for audit at reasonable times during normal business hours, in the case of BMS as the Audited Party, by an independent public accounting firm selected by MTEM, and reasonably acceptable to BMS, for inspecting and confirming the payments to be made by BMS pursuant to this ARTICLE 7 or, in the case of MTEM as the Audited Party, by an independent public accounting firm selected by BMS, and reasonably acceptable to MTEM, for inspecting and confirming the amounts due to MTEM for the conduct of the Research Plans. Such right to audit shall not be exercised more than once per [***] period. The accounting firm shall report to the Parties whether the applicable payments are correct, and if they are not correct, the amount of the applicable over- or underpayment, and no other information shall be shared with Audited Party.  Any underpayments shall be paid by BMS within [***] of notification of the results of such audit.  Any overpayments shall be credited against amounts payable by BMS in subsequent payment periods, or reimbursed to BMS within [***] of notification of the results of such audit should there be no subsequent payment period.  The Auditing Party shall pay for the costs of such audit, except in the event such audit shows there has been an overpayment of Research Costs by BMS (in the case of BMS as the Auditing Party) or an underpayment of any amounts due hereunder by BMS (in the case of MTEM as the Auditing Party) for [***] of more than [***] of the amount paid, in which case the Audited Party shall reimburse the Auditing Party for the reasonable costs incurred by the Auditing Party in connection with such audit.

7.11Confidentiality.  The Party that receives reports, invoices and other information under this ARTICLE 7 shall treat all such information in accordance with the confidentiality provisions of ARTICLE 12. In addition, the Parties shall cause the accounting firm retained to conduct audits pursuant to Section 7.10 to enter into a reasonably acceptable confidentiality agreement with the Audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.12Late Payment. Any payments or portions thereof due hereunder that are not paid when due will accrue interest under this Agreement at a rate of [***] per annum or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1Ownership of Intellectual Property.

8.1.1United States Law.  Inventorship of Know-How, including inventions, conceived, discovered, developed, or otherwise made under this Agreement shall be determined in accordance with Applicable Law of the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development, or making occurs.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.1.2MTEM Ownership.  As between the Parties, MTEM or an Affiliate of MTEM shall own and retain all right, title, and interest in and to all MTEM Licensed Patents (excluding Joint Collaboration Patents) and MTEM Licensed Know-How (excluding Joint Collaboration Know-How).

8.1.3BMS Ownership.  As between the Parties, BMS or an Affiliate of BMS designated by BMS shall own and retain all right, title, and interest in and to any and all BMS Patents (excluding Joint Collaboration Patents) and BMS Know-How (excluding Joint Collaboration Know-How).

8.1.4Joint Ownership. As between the Parties, each Party shall own an equal, undivided interest in and to any and all Joint Collaboration Patents and Joint Collaboration Know-How.  At each IPC meeting, each Party shall disclose to the other Party in writing the making or conception of any Joint Collaboration Know-How.  Subject to the terms of ARTICLE 5, each Party shall have the right to Exploit (including by way of granting licenses or otherwise) the Joint Collaboration Patents and Joint Collaboration Know-How without a duty of seeking consent or accounting to the other Party.

8.2Prosecution and Maintenance of Patents.

8.2.1Certain MTEM Patents and ETB Platform Patents.  MTEM shall have the sole right, but not the obligation, through the use of internal or outside counsel of its choice, to prepare, file, prosecute, and maintain the MTEM Background Patents and, subject to Section 8.2.2, MTEM Collaboration Patents (including [***]), worldwide, at MTEM’s sole cost and expense. [***].

8.2.2Product-Specific Patents and Joint Collaboration Patents.  Subject to Section 8.2.5, MTEM shall have the first right, through the use of internal or outside counsel selected in consultation with BMS, to prepare, file, prosecute, and maintain MTEM Collaboration Patents that are Product-Specific Patents and Joint Collaboration Patents [***], worldwide, at MTEM’s sole cost and expense. MTEM shall (a) [***] with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, have the obligation to prepare, file, prosecute, and maintain Product-Specific Patents arising from the Research Program applicable to such Collaboration Target, and (b) prepare, file, prosecute, and maintain the Joint Collaboration Patents that are not Product-Specific Patents in a manner consistent with MTEM’s standard practices with respect to its other Patents. MTEM shall keep BMS reasonably informed, through the IPC, of all material developments with regard to its preparation, filing, prosecution, and maintenance of Product-Specific Patents and Joint Collaboration Patents, including by providing BMS’ IPC representatives with a copy of all communications to and from any patent authority in the Territory regarding such Product-Specific Patents and Joint Collaboration Patents, and by providing BMS’ IPC representatives drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for BMS to review and comment thereon.  MTEM shall consider in good faith the requests and suggestions of BMS’ IPC representatives with respect to such drafts. If at any time MTEM determines to cease its prosecution or maintenance of any

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Product-Specific Patent or Joint Collaboration Patent, subject to the rights of any Third Party collaborator or licensee of MTEM, if applicable, (i) MTEM shall provide BMS written notice, through the IPC, at least [***] in advance of such cessation (or any filing deadlines for the applicable Patents, if earlier), (ii) no later than [***] after receipt of such notice from MTEM, BMS may provide MTEM written notice, through the IPC, of its desire to assume control of such prosecution or maintenance, at BMS’ sole cost and expense, and (iii) [***] following MTEM’s receipt of such notice from BMS, MTEM shall transfer such prosecution and maintenance to BMS; provided that MTEM shall not be required to transfer such prosecution and maintenance if MTEM has a strategic or other commercially reasonable reason to discontinue such prosecution and maintenance.

8.2.3Certain BMS Patents.  BMS shall have the sole right to prepare, file, prosecute, and maintain the BMS Background Patents and, subject to Section 8.2.4, BMS Collaboration Patents [***], worldwide, at BMS’ sole cost and expense.

8.2.4Product-Platform Patents and [***].  BMS shall have the first right, but not the obligation, through the use of internal or outside counsel selected in consultation with MTEM, to prepare, file, prosecute, and maintain BMS Collaboration Patents that are Product-Platform Patents [***], worldwide, at BMS’ sole cost and expense. BMS shall prepare, file, prosecute, and maintain such Product-Platform Patents [***] in a manner consistent with BMS’ standard practices with respect to its other Patents.  BMS shall keep MTEM reasonably informed, through the IPC, of all material steps with regard to the preparation, filing, prosecution, and maintenance of such Product-Platform Patents [***], including by providing MTEM’s IPC representatives with a copy of all communications to and from any patent authority in the Territory regarding such Patents, and by providing MTEM’s IPC representatives drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for MTEM to review and comment thereon. BMS shall consider in good faith the requests and suggestions of MTEM’s IPC representatives with respect to such drafts.  If BMS determines at any time to cease prosecution or maintenance of any Product-Platform Patent [***], (i) BMS shall provide MTEM written notice, through the IPC, at least [***] in advance of such cessation (or any filing deadlines for the applicable Patents, if earlier), (ii) no later than [***] after receipt of such notice from BMS, MTEM may provide BMS written notice, through the IPC, of its desire to assume control of such prosecution or maintenance, at MTEM’s sole cost and expense, and (iii) [***] following BMS’ receipt of such notice from MTEM, BMS shall transfer such prosecution and maintenance to MTEM; provided that BMS shall not be required to transfer such prosecution and maintenance if BMS has a strategic or other commercially reasonable reason to discontinue such prosecution and maintenance.

8.2.5Product-Specific Patents After Option Exercise.  Following the License Effective Date with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, BMS shall have the first right, but not the obligation, through the use of internal or outside counsel selected in consultation with MTEM, to prepare, file, prosecute, and maintain the Product-Specific Patents arising from the Research Program applicable to such Collaboration Target (the “Optioned Product-Specific Patents”) worldwide, at BMS’ sole cost

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

and expense.  Upon BMS’ request following such License Effective Date, MTEM shall transfer to BMS’ patent counsel the prosecution files and materials for the Optioned Product-Specific Patents arising from such Research Program.  BMS shall keep MTEM reasonably informed, through the IPC, of all material steps with regard to the preparation, filing, prosecution, and maintenance of the Optioned Product-Specific Patents, including by providing MTEM with a copy of all communications to and from any patent authority in the Territory regarding such Optioned Product-Specific Patents, and by providing MTEM’s IPC representatives drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for MTEM’s IPC representatives to review and comment thereon.  BMS shall consider in good faith the requests and suggestions of MTEM’s IPC representatives with respect to such drafts.  If BMS determines at any time to cease prosecution or maintenance of any Optioned Product-Specific Patent, (a) BMS shall provide MTEM written notice, through the IPC, at least [***] in advance of such cessation (or any filing deadlines for the applicable Patents, if earlier), (b) no later than [***] after receipt of such notice from BMS, MTEM may provide BMS written notice, through the IPC, of its desire to assume control of such prosecution or maintenance, at MTEM’s sole cost and expense, and (c) [***] following BMS’ receipt of such notice from MTEM, BMS shall transfer such prosecution and maintenance to MTEM; provided that BMS shall not be required to transfer such prosecution and maintenance if BMS has a strategic or other commercially reasonable reason to discontinue such prosecution and maintenance.

8.2.6BMS Binder Know-How and BMS Binder Patents.  With respect to BMS Binder Know-How, [***].

8.2.7Coordination. The Parties shall coordinate in good faith through the IPC to segregate (a) claims within MTEM Collaboration Patents (excluding Optioned Product-Specific Patents) or Joint Collaboration Patents and (b) claims within BMS Collaboration Patents (including any Product-Platform Patent [***]) or Optioned Product-Specific Patents into separate Patents (which may be related, e.g., as continuations or divisionals of one another). Such coordination shall include collaboration in the form of sharing pre-filing disclosure and planned filing dates, at least [***] in advance of filing, to ensure MTEM can file on a genus that has applicability to the ETB Platform beyond a particular Collaboration Target (or all Collaboration Targets if there are more than one at such time), or to ensure BMS can file, or request MTEM to file (prior to exercising its Option), on a species that claims subject matter that directly and specifically relates to (i) a Collaboration Target with respect to which BMS has exercised its Option or has an Option, (ii) a Licensed Development Candidate directed to a Collaboration Target, or (iii) [***]. In addition, each Party shall promptly notify the other Party of the date the applicable patent filing was made. Without limiting the foregoing, if any proposed filing by BMS with respect to any BMS Collaboration Patent (including any Product-Platform Patent [***]) or Optioned Product-Specific Patent discloses a species included within a genus disclosed or claimed by any Patent as to which MTEM has the right to prosecute under this Section 8.2 [***], or if any proposed filing by MTEM with respect to any MTEM Collaboration Patent (excluding any Optioned Product-Specific Patent), [***], or Joint Collaboration Patents discloses a genus including a species disclosed or claimed by any Patent as to which BMS has the right to prosecute under this Section 8.2 ([***]), then the Parties shall coordinate in good faith through the IPC the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

filings with respect to such species or genus Patents so that such filings by one Party are made no earlier than the same day that filings are made by the other Party with respect to the corresponding genus or species Patents. Without limiting the foregoing, the Parties shall use good faith and reasonable efforts to avoid creating potential issues in the prosecution of patent applications covered by this Section 8.2.

8.3Enforcement of Patents.

8.3.1Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the MTEM Licensed Patents, BMS Patents, or Joint Collaboration Patents in any jurisdiction in the Territory of which such Party becomes aware by reason of the making, using, offering to sell, selling or importing of any Licensed Product or any product Directed to a Collaboration Target that competes with a Licensed Product (“Competitive Infringement”).

8.3.2MTEM Patents.  Except as set forth in Section 8.3.4, MTEM shall have the sole right, but not the obligation, to enforce and defend the MTEM Background Patents and MTEM Collaboration Patents ([***]) against any Competitive Infringement worldwide, under its control and at its own expense.

8.3.3BMS Patents.  Except as set forth in Section 8.3.4, BMS shall have the sole right, but not the obligation, to enforce and defend the BMS Background Patents, [***], and BMS Collaboration Patents [***] against any Competitive Infringement worldwide, under its control and at its own expense.

8.3.4Optioned Product-Specific Patents; Certain BMS Patents.  Following the License Effective Date with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, BMS shall have the first right, but not the obligation, to enforce and defend the Optioned Product-Specific Patents arising from the Research Program applicable to such Collaboration Target against any Competitive Infringement worldwide, under its control and at its own expense. In addition, BMS shall have the first right, but not the obligation, to enforce and defend Product-Platform Patents [***] against any Competitive Infringement worldwide, under its control and at its own expense. If BMS does not take commercially reasonable steps to enforce or defend such Optioned Product-Specific Patents, Product-Platform Patents [***] against any such Competitive Infringement (a) within [***] following the first notice provided to it pursuant to Section 8.3.1, or (b) if earlier, [***] before the time limit, if any, set forth in Applicable Law for filing of such actions, then MTEM may enforce or defend the applicable Patents against such Competitive Infringement at its own expense; provided that, if BMS notifies MTEM during such [***] or [***] period that it is electing in good faith not to take steps to enforce the applicable Patents against such Competitive Infringement for strategic reasons or other commercially reasonable reasons, including to maintain the commercial value of the relevant Patents or any Licensed Product Covered thereby, MTEM will not have the right to take any action to enforce such Optioned Product-Specific Patents, Product-Platform Patents [***] (as applicable) against such Competitive Infringement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.3.5Joint Collaboration Patents.  During the Term, MTEM shall have the first right, but not the obligation, to enforce and defend the Joint Collaboration Patents that are not Optioned Product-Specific Patents [***] against any Competitive Infringement worldwide, under its control and at its own expense.  If MTEM does not take commercially reasonable steps to enforce or defend such Joint Collaboration Patents against any such Competitive Infringement (a) within [***] following the first notice provided to it pursuant to Section 8.3.1, or (b) if earlier, [***] before the time limit, if any, set forth in Applicable Law for filing of such actions, then, subject to the rights of any Third Party collaborator or licensee of MTEM, if applicable, BMS may enforce or defend such Joint Collaboration Patent(s) against such Competitive Infringement at its own expense; provided that, if MTEM notifies BMS during such [***] or [***] period that it is electing in good faith not to take steps to enforce such Joint Collaboration Patents against such Competitive Infringement for strategic reasons or other commercially reasonable reasons, including to maintain the commercial value of the relevant Joint Collaboration Patents or other MTEM Licensed Patents or any Licensed Product Covered thereby, BMS will not have the right to take any action to enforce such Joint Collaboration Patents against such Competitive Infringement.

8.3.6Cooperation. In advance of taking any action to enforce Patents against any Competitive Infringement pursuant to Section 8.3.4 or Section 8.3.5, the Party entitled to bring such action in accordance with such Sections shall discuss the proposed enforcement action at the IPC and shall reasonably consider comments from the other Party’s IPC representatives. Where a Party brings an action against any Competitive Infringement pursuant to this Section 8.3, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a party to, such action.  The Party entitled to bring any Competitive Infringement action in accordance with this Section 8.3 shall have the right to settle such action; provided that no Party shall have the right to settle any Competitive Infringement action under this Section 8.3 in a manner that (a) would restrict the scope or admit the invalidity or unenforceability of a Patent Controlled by the other Party, (b) diminishes or has a material adverse effect on the rights or interest of the other Party, or (c) imposes any costs or liability on, or involves any admission by, the other Party, in each case ((a) – (c)) without the express written consent of such other Party.  The Party commencing the Competitive Infringement action shall provide the other Party’s IPC representatives with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

8.3.7Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of a Competitive Infringement action (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses incurred in connection with such action (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement shall be retained by the Party that has exercised its right to bring the Competitive Infringement action; provided that if BMS is such Party, then such remainder [***], shall be deemed “Net Sales” in the Calendar Year in which the money is actually received, and BMS shall pay to MTEM the corresponding royalty on such remainder in accordance with Section 7.6.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.3.8Other Infringement.

(a)With respect to any alleged or threatened infringement of a Joint Collaboration Patent ([***]) that is not a Competitive Infringement, neither Party shall enforce such Joint Collaboration Patent unless mutually agreed by the Parties (through the IPC or otherwise); provided that, subject to the rights of any Third Party collaborator or licensee of MTEM, if applicable, the Parties will cooperate in good faith to bring suit together against the infringing party unless the Parties mutually agree to permit one Party to solely bring suit. Any recovery realized as a result of a suit brought to enforce a Joint Collaboration Patent pursuant to this Section 8.3.8(a) will be first allocated to reimburse the Parties for their costs and expenses incurred in connection with such suit (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and any remainder after such reimbursement shall be allocated as follows: (i) if the Parties jointly initiate a suit to enforce a Joint Collaboration Patent pursuant to this Section 8.3.8(a), each Party will be allocated [***] percent [***] of such remainder; and (ii) if only one Party initiates such suit pursuant to this Section 8.3.8(a), such Party will retain such remainder; provided that if BMS is such Party, then such remainder shall be deemed “Net Sales” in the Calendar Year in which the money is actually received, and BMS shall pay to MTEM the corresponding royalty on such remainder in accordance with Section 7.6.

(b)MTEM will retain all rights to pursue an infringement of any Patent solely owned by MTEM that is not a Competitive Infringement and MTEM will retain all recoveries with respect thereto.

(c)BMS will retain all rights to pursue an infringement of any Patent solely owned by BMS that is not a Competitive Infringement, and BMS will retain all recoveries with respect thereto.  [***].

8.4Infringement Claims by Third Parties.  If the Manufacture, sale, or use of a Licensed Product in the Territory pursuant to this Agreement gives rise to any claim, suit, or proceeding by a Third Party alleging patent infringement by BMS (or its Affiliates or Sublicensees), BMS shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense, using counsel of its own choice; provided that the provisions of Section 8.3 shall govern rights to assert a counterclaim of Competitive Infringement of any Joint Collaboration Patent or MTEM Licensed Patent.

8.5Invalidity or Unenforceability Defenses or Actions.

8.5.1Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the MTEM Background Patents, MTEM Collaboration Patents, BMS Collaboration Patents, or Joint Collaboration Patents by a Third Party, in each case of which such Party becomes aware.

8.5.2Optioned Product-Specific Patents.  Following the License Effective Date with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, BMS shall have the sole right, but not the obligation, to defend and control the defense of the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

validity and/or enforceability of the Optioned Product-Specific Patents, including any inter partes review, post-grant review, and any other post-grant proceedings, including reexamination, reissue, opposition, revocation and other similar proceedings, for the Optioned Product-Specific Patents. BMS shall consult with MTEM to determine a course of action with respect to any defense of the validity and/or enforceability of any Optioned Product-Specific Patent and BMS shall consider in good faith all reasonable comments, requests, and suggestions provided by MTEM with respect thereto.

8.5.3MTEM Sole Patents. Subject to Section 8.5.2, MTEM shall have the sole right, but not the obligation, to defend and control the defense of the validity and/or enforceability of the MTEM Background Patents and MTEM Collaboration Patents [***], including any inter partes review, post-grant review, and any other post-grant proceedings, including reexamination, reissue, opposition, revocation and other similar proceedings, for such Patents. Prior to the License Effective Date with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, MTEM shall consult with BMS to determine a course of action with respect to any defense of the validity and/or enforceability of any MTEM Collaboration Patent that is likely to become a Product-Specific Patent if BMS exercises its Option and MTEM shall consider in good faith all reasonable comments, requests, and suggestions provided by BMS with respect thereto. For clarity, following the License Effective Date with respect to Licensed Development Candidate(s) Directed to a given Collaboration Target, the foregoing shall not apply, and the terms of Section 8.5.2 shall apply, with respect to the applicable Product-Specific Patents.

8.5.4BMS Sole Patents.  BMS shall have the sole right, but not the obligation, to defend and control the defense of the validity and/or enforceability of the BMS Collaboration Patents [***], including any inter partes review, post-grant review, and any other post-grant proceedings, including reexamination, reissue, opposition, revocation and other similar proceedings, for BMS Collaboration Patents.  BMS shall consult with MTEM to determine a course of action with respect to any defense of the validity and/or enforceability of any Product-Platform Patent [***], and in each case BMS shall consider in good faith all reasonable comments, requests, and suggestions provided by MTEM with respect thereto.

8.5.5Joint Collaboration Patents.  Subject to Section 8.5.2, MTEM shall have the first right, but not the obligation, to defend and control the defense of the validity and/or enforceability of the Joint Collaboration Patents [***], including any inter partes review, post-grant review, and any other post-grant proceedings, including reexamination, reissue, opposition, revocation and other similar proceedings, for Joint Collaboration Patents.  BMS may participate in any such defense in the Territory related to any such Joint Collaboration Patent that Covers a Licensed Product with counsel of its choice at its own expense; provided that MTEM shall retain control of such defense.  If MTEM elects not to defend and control the defense of the validity and/or enforceability of a Joint Collaboration Patent that Covers a Licensed Product in the Territory, then, subject to the rights of any Third Party collaborator or licensee of MTEM, if applicable, BMS may defend and control such defense at its own expense; provided, that BMS shall obtain MTEM’s written consent prior to settling or compromising such defense, such consent not to be unreasonably withheld, conditioned, or delayed.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.5.6Cooperation.  Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any defense pursuant to Section 8.5.5, the controlling Party shall, through the IPC, (a) consult with the other Party as to the strategy for such defense, (b) keep the other Party reasonably informed of material steps taken in the course of such defense, and (c) provide copies of all documents filed in connection with such defense.

8.5.7Enforcement Action.  Notwithstanding the foregoing in this Section 8.5, in the case of any invalidity or unenforceability claims arising in an enforcement action under Section 8.3, the Party controlling the enforcement action pursuant to Section 8.3 shall control the response to such invalidity or unenforceability claims, provided such Party may not admit invalidity or unenforceability of any Patent Controlled by the other Party without the express written consent of the other Party.

8.6Future Use of MTEM In-Licensed IP.

8.6.1If (a) MTEM intends to use for any Research Program any Third Party Know-How or Patents in-licensed or otherwise acquired by MTEM [***] or, (b) MTEM acquires or intends to acquire [***] rights in any Third Party Know-How or Patents that, in either case, ((a) or (b)), relates to the Exploitation of the ETB Platform (“MTEM Platform In-Licensed IP”), MTEM shall be [***] responsible to bear all Third Party license payments, milestones, royalties, damages and other payments owed with respect to the Collaboration Targets, Development Candidates and Licensed Products in consideration for such MTEM Platform In-Licensed IP.

8.6.2If (a) MTEM intends to use for any Research Program any Third Party Know-How or Patents in-licensed or otherwise acquired by MTEM [***] or, (b) MTEM acquires or intends to acquire [***] rights in any Third Party Know-How or Patents that, in either case, ((a) or (b)) specifically relate(s) to a Collaboration Target and is or are necessary or reasonably useful for a Research Program or Exploitation of a Licensed Development Candidate or Licensed Product (“MTEM In-Licensed IP”), then, subject to confidentiality obligations to such Third Party, MTEM shall provide BMS a summary of the terms and conditions of the agreement under which such MTEM In-Licensed IP was or will be acquired (“Third Party IP Agreement”) that are relevant for BMS to evaluate and elect, in its sole discretion, whether or not to include such MTEM In-Licensed IP within the MTEM Licensed Know-How or MTEM Licensed Patents, as applicable. If BMS so elects to include such MTEM In-Licensed IP as MTEM Licensed Know-How or MTEM Licensed Patents, as applicable, then BMS shall be responsible for all payments that become due under such Third Party IP Agreement with respect to the Development, Manufacture, Commercialization or other Exploitation of Licensed Development Candidates or Licensed Products under this Agreement (which payments BMS shall reimburse to MTEM or shall pay directly to the applicable Third Party, if such Third Party IP Agreement is assigned to BMS). If BMS does not elect to include such MTEM In-Licensed IP, then MTEM shall not use such MTEM In-Licensed IP in the course of performing any Research Program, such MTEM In-Licensed IP shall not be included in or deemed to be MTEM Licensed Know-How or MTEM Licensed Patents,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

and BMS shall have no right or license under any rights granted under such Third Party IP Agreement.  With respect to each Third Party IP Agreement that covers MTEM In-Licensed IP that BMS elects to include as MTEM Licensed Know-How or MTEM Licensed Patents hereunder and that is assignable, if MTEM provides an assignment notice to BMS at any time [***], and [***].  For clarity, the terms of this Section 8.6 do not apply to any Third Party Know-How or Third Party Patent acquired by MTEM that MTEM does not propose or intend to use in a Research Program or that does not specifically relate to a Research Program or a Licensed Development Candidate or Licensed Product (e.g., an in-licensed Third Party Patent covering ETB Platform technology that will not be used in a Research Program or that does not specifically relate to an ETB Directed to a Collaboration Target Developed under a Research Program), and MTEM shall be responsible for payments related to any such Third Party Know-How or Third Party Patent.

8.7Common Ownership Under Joint Research Agreements. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. §100(h). Notwithstanding anything to the contrary in this ARTICLE 8, neither Party will have the right to provide to a court or an agency a statement under 37 C.F.R. §1.104(c)(4)(ii)(A) to disqualify, for purposes of 35 U.S.C. §§102(b)(2)(C) and 102(c), prior art under §102(a)(2) by the other Party without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted statement, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. Notwithstanding the foregoing, the other Party’s consent under this Section 8.7 shall not be required to permit a Party to file with a court or agency a terminal disclaimer under 37 C.F.R. §1.321(d) to overcome any obviousness-type double patenting in any patent application claiming a Development Candidate, Licensed Product or one or more uses thereof, provided that the Party filing such terminal disclaimer shall give reasonable advance notice to the other Party of such filing.

8.8Recording. Each Party shall, if requested to do so by the other, promptly enter into confirmatory license agreements in the form or substantially the form reasonably requested by the requesting Party for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as the requesting Party reasonably considers appropriate.

ARTICLE 9

REPRESENTATIONS AND Warranties

9.1Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other, as of the Effective Date, as follows:

9.1.1Organization.  It is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.1.2Authorization.  The execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

9.1.3Binding Agreement.  This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.1.4No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent with the terms of this Agreement, or that would impede the fulfilment of its obligations hereunder, and the performance of the transactions contemplated hereunder does not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any Governmental Authority currently in effect applicable to such Party.

9.2Additional Representations and Warranties by MTEM.  Except as disclosed by MTEM on or prior to the Effective Date, MTEM hereby represents and warrants, as of the Effective Date, as follows:

9.2.1[***];

9.2.2Schedule 1.58 sets forth a true, correct and complete list of all Patents Controlled by MTEM as of the Effective Date that, to MTEM’s Knowledge, are necessary to Develop, Manufacture and Commercialize ETBs Directed to the Initial Target as such activities are contemplated by this Agreement as of the Effective Date (such Patents, the “Existing Background Patents”);

9.2.3MTEM is the sole and exclusive owner of all Existing Background Patents, free and clear of any liens, charges and encumbrances (other than rights granted to Third Parties as of the Effective Date, such as security liens, that would not adversely affect the options, rights and licenses (or sublicenses, as the case may be) granted to BMS hereunder), and, as of the Effective Date, to MTEM’s Knowledge, neither any license granted by MTEM or its Affiliates to any Third Party, nor any license granted by any Third Party to MTEM or its Affiliates conflicts with the options, rights and licenses (or sublicenses, as the case may be) granted to BMS hereunder as of the Effective Date and it has the right to grant the options, rights and licenses (or sublicenses, as the case may be) under the Existing Background Patents that it purports to grant to BMS under this Agreement;

9.2.4all issued Patents within the Existing Background Patents are in full force and effect and, to MTEM’s Knowledge, all Existing Background Patents have been prosecuted and maintained from the respective patent offices in accordance with Applicable Law;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.2.5MTEM has not received any written claims that any issued Existing Background Patent is invalid or unenforceable;

9.2.6MTEM has not received written notice from any Third Party nor is there any legal, governmental or administrative proceeding pending or, to MTEM’s Knowledge, threatened against MTEM alleging that the use of the Existing Background Patents or MTEM Background Know-How as permitted to be used under this Agreement infringes any intellectual property of any Third Party.  To MTEM’s Knowledge, the practice of the Existing Background Patents or MTEM Background Know-How as contemplated under this Agreement with respect to the Initial Target does not (a) infringe any claims of any Patents of any Third Party or (b) misappropriate any Know-How of any Third Party;

9.2.7with respect to the Existing Background Patents, MTEM has obtained assignments from the inventors of all inventorship rights relating to such Patents, and all such assignments of inventorship rights relating to such Patents filed in the United States have been properly executed and recorded in the relevant United States patent offices;

9.2.8no Existing Background Patent is subject to any funding agreement with any government or governmental agency;

9.2.9there are no judgments or settlements against MTEM or any of its Affiliates, or any pending or, to MTEM’s Knowledge, threatened claims or litigation, in each case in connection with the Existing Background Patents or relating to the transactions contemplated by this Agreement;

9.2.10No funding, facilities, or personnel of any governmental authority or any non-profit educational or research institutions were used to develop or create any Existing Background Patent and MTEM Background Know-How that would result in rights to the Licensed Development Candidates or Licensed Products residing in the U.S. Government, the National Institutes of Health, the National Institute for Drug Abuse, or other governmental agency or any non-profit institution, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory.

9.2.11[***].

9.3Mutual Covenants.  Each Party hereby covenants and agrees, in connection with the performance of its activities under this Agreement:

9.3.1it shall not employ, contract with, or retain any Person directly or indirectly to perform any of the activities under this Agreement if such Person is (a) under investigation by the FDA for debarment or is debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.), (b) is the subject of a conviction described in Section 306 of the FD&C Act, or (c) is subject to any such similar sanction;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.3.2it will inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to its Knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder; and

9.3.3in the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws and, without limiting the foregoing, it shall not perform any actions that are prohibited by local or other anti-corruption laws (collectively, “Anti-Corruption Laws”) that may be applicable to such Party.  Without limiting the foregoing, neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to this Agreement and the activities hereunder in a manner that would violate Anti-Corruption Laws.

9.4DISCLAIMER.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, COMPLETENESS, ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY OR GUARANTEE THAT ANY RESEARCH PROGRAM WILL BE SUCCESSFUL, OR THAT ANY PARTICULAR RESULTS WILL BE ACHIEVED WITH RESPECT TO ANY RESEARCH PROGRAM OR ANY DEVELOPMENT CANDIDATE OR LICENSED PRODUCT HEREUNDER.

ARTICLE 10

INDEMNIFICATION; insurance; limitations

10.1Indemnification.

10.1.1Indemnification by BMS. BMS shall indemnify, defend, and hold harmless MTEM, its Affiliates, and its and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (“MTEM Indemnitees”) from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) that any MTEM Indemnitees may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suits,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

investigations, claims, or demands (collectively, “Claims”) to the extent resulting from or arising out of: (a) the Development, Manufacture, Commercialization or other Exploitation of any Licensed Development Candidate or Licensed Product by, or on behalf of, or under authority of BMS or any of its Affiliates, Sublicensees, subcontractors, agents, or consultants; (b) the material breach by BMS of any warranty, representation, covenant, or agreement made by BMS in this Agreement; or (c) the gross negligence or willful misconduct of BMS or any of its Affiliates, Sublicensees, subcontractors, agents, or consultants, except in each case, ((a), (b) or (c)), for those Losses for which MTEM has an obligation to indemnify BMS pursuant to Section 10.1.2.

10.1.2Indemnification by MTEM.  MTEM shall indemnify, defend, and hold harmless BMS, its Affiliates, and its and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “BMS Indemnitees”) from and against any and all Losses that any BMS Indemnitees may incur or otherwise be required to pay to one or more Third Parties in connection with any Claims to the extent resulting from or arising out of: (a) the Exploitation by MTEM of the ETB Platform by, or on behalf of, or under authority of MTEM or any of its Affiliates, Sublicensees, subcontractors, agents, or consultants; (b) the material breach by MTEM of any warranty, representation, covenant, or agreement made by MTEM in this Agreement; or (c) the gross negligence or willful misconduct of MTEM or any of its Affiliates, subcontractors, agents, or consultants, except in each case, ((a), (b) or (c)), for those Losses for which BMS has an obligation to indemnify MTEM pursuant to Section 10.1.1.

10.1.3Procedure.  If any Claim (including any governmental investigation) is brought against a Party with respect to which such Party may seek indemnity pursuant to Section 10.1.1 or Section 10.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the Claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Indemnified Party receives in connection with such Claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Indemnified Party under Section 10.1.1 or Section 10.1.2, as applicable, only to the extent such failure is prejudicial to the Indemnifying Party’s ability to defend such Claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control the defense of such Claim and the disposition of such Claim by negotiated settlement or otherwise (subject to this Section 10.1), and any failure by the Indemnifying Party to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such Claim and will not settle or otherwise resolve such Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement that involves only the payment of monetary awards for which the Indemnifying Party will be fully responsible and that includes a complete and unconditional release of the Indemnified Party from all liability with respect thereto. The Indemnified Party will reasonably cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any Claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

10.2Insurance.  Each Party shall maintain, at its own expense, commercial general liability insurance, product liability insurance and other appropriate insurance in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement.  Each Party shall maintain such insurance for the period commencing promptly after the Effective Date until [***] after the Term.  Each Party shall provide to the other Party a certificate of insurance evidencing such coverage upon request.  It is understood that such insurance shall not be construed to create any limit of either Party’s obligations or liabilities with respect to its indemnification obligations under this Agreement.

10.3Limitation of Consequential Damages.  EXCEPT FOR DAMAGES PAYABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 12 OR FOR A PARTY’S WILLFUL MISCONDUCT OR REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 10, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY LOSS OF PROFITS OR BUSINESS INTERRUPTION OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.  The foregoing limitation of liability shall not operate to limit or exclude either Party’s liability for (a) death or personal injury, (b) fraud, or (c) any other liability which, pursuant to Applicable Law, may not be limited or excluded.

ARTICLE 11

Term; Termination

11.1Term.  This Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this ARTICLE 11, shall expire as follows (such period, the “Term”): (a) on a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term for such Licensed Product in such country; and (b) in its entirety upon the earlier of (i) the expiration of all Royalty Terms with respect to all Licensed Products in all countries, or (ii) the termination of this Agreement with respect to all Research Programs pursuant to Section 11.2.1, in the event BMS does not exercise any Option.

11.2Termination by BMS.

11.2.1Automatic Termination of Research Program.  This Agreement shall automatically terminate with respect to a Collaboration Target and with respect to all ETBs and Development Candidates arising under the corresponding Research Program on the Option End Date with respect to such Collaboration Target as set forth in Section 4.3, and, for clarity, such Collaboration Target will automatically become a Terminated Target effective as of such Option End Date with no further action by the Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

11.2.2BMS’ Termination for Convenience.  BMS shall have the right to terminate this Agreement in its entirety, or on a Collaboration Target-by-Collaboration Target basis, for any or no reason, by providing written notice of its intent to terminate to MTEM, in which case, such termination will be effective [***] after MTEM’s receipt of such written notice.

11.3Termination for Material Breach.  Each Party shall have the right to terminate this Agreement in its entirety [***] upon written notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach to the reasonable satisfaction of the non-breaching Party within [***] (or within [***] with respect to any payment-related breach) after receipt from the non-breaching Party of written notice specifying the breach and requesting its cure; provided, that if any breach (other than a payment-related breach) is curable, but not reasonably curable within [***] and if the breaching Party is making a bona fide effort to cure such breach, the non-breaching Party’s right to terminate this Agreement on account of such breach will be suspended for so long as the breaching Party is continuing to make such bona fide effort to cure such breach, and if such breach is successfully cured, the non-breaching Party will no longer have the right to terminate this Agreement on account of such breach.   Notwithstanding the foregoing, if the breaching Party disputes in good faith the existence or materiality of any breach, and provides written notice to the non-breaching Party of such dispute within the relevant cure period, the non-breaching Party will not have the right to terminate this Agreement pursuant to this Section 11.3 unless and until the relevant dispute has been resolved pursuant to Section 13.6. During the pendency of such dispute, the applicable cure period will be tolled, all the terms of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations hereunder.

11.4Termination for Insolvency. If, at any time during the Term, either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] after the filing thereof, the other Party may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to such Party, in which case, this Agreement will terminate on the date on which such Party receives such written notice.

11.5Termination by MTEM for Patent Challenge.  MTEM shall have the right to terminate this Agreement in its entirety upon written notice to BMS in the event that BMS or any of its Affiliates or Sublicensees, directly or indirectly, individually or in association with any other Person, asserts, assists or directs a Patent Challenge; provided that with respect to any Patent Challenge by any Sublicensee, MTEM will not have the right to terminate this Agreement under this Section 11.5 if, within [***] after MTEM’s notice to BMS under this Section 11.5, BMS (a) terminates the sublicense granted to such Sublicensee or (b) causes such Patent Challenge to be terminated or dismissed.  For purposes of this Section, “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity, ownership, enforceability, term or scope of any of the MTEM Licensed Patents (or any claim thereof), including by: (i) filing or pursuing a declaratory judgment action in which any of the MTEM Licensed Patents is alleged to be invalid or unenforceable; (ii) citing prior art against any of the MTEM Licensed Patents (other than art required to be

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

cited by Applicable Law, including under a duty of candor to a patent office), filing a request for or pursuing a re-examination of any of the MTEM Licensed Patents (other than with MTEM’s written agreement), or becoming a party to or pursuing an interference; (iii) filing, or joining in, a petition under 35 U.S.C. § 311 (or any foreign statute or regulation that is equivalent or similar thereto) to institute inter partes review of any MTEM Licensed Patent; (iv) filing, or joining in, a petition under 35 U.S.C. § 321 (or any foreign statute or regulation that is equivalent or similar thereto) to institute post-grant review of any MTEM Licensed Patent or any portion thereof; or (v) filing or pursuing any opposition, cancellation, nullity, or other like proceedings against any of the MTEM Licensed Patents. The foregoing right to terminate this Agreement shall not apply with respect to any Patent Challenge that is made by BMS or its Affiliates or Sublicensees in response to and as a defense against a claim, action, or proceeding asserted by MTEM with respect to the relevant MTEM Licensed Patents.

11.6Effects of Termination.  Upon termination of this Agreement, the terms of this Section 11.6 shall apply. For clarity, if this Agreement is terminated only with respect to a Collaboration Target and not in its entirety, the terms of this Section 11.6 shall apply only to the Terminated Target.

11.6.1License Rights.

(a)Upon any termination of this Agreement with respect to a Collaboration Target, all rights and licenses granted with respect to such Collaboration Target and all Licensed Development Candidates, Licensed Products and ETBs Directed to such Collaboration Target under Section 5.1.1 and Section 5.2.1 shall terminate and be of no further force or effect, and such Target shall be deemed a Terminated Target hereunder.

(b)Upon termination of this Agreement by BMS in its entirety or with respect to a Collaboration Target pursuant to Section 11.2 or upon termination of this Agreement by MTEM pursuant to Section 11.3, Section 11.4 or Section 11.5 [***], except in the event that termination of this Agreement is due to a Material Safety Issue, at MTEM’s election, exercisable by written notice within [***] after such termination, [***] a license or sublicense, as applicable, under all (or certain of) BMS Patents and BMS Know-How, that are necessary or reasonably useful to make, have made, use, sell, offer for sale, import and otherwise Exploit ETBs and products containing or comprising ETBs [***] that are Directed to the Terminated Target(s), which agreement, if entered into, will include (if and to the extent applicable) the right for MTEM to practice for such purposes [***] (as applicable) notwithstanding Section 5.1.3 and Section 5.1.4.  For purposes of this Agreement, “Material Safety Issue” shall mean [***] good faith belief that there is an unacceptable risk for harm in humans [***].

11.6.2Exclusivity.Upon any termination of this Agreement with respect to a Collaboration Target, MTEM’s obligations under Section 5.6.1 and Section 5.6.2 with respect to such Target shall terminate.

11.6.3Patent Prosecution.  Upon any termination of this Agreement with respect to a Collaboration Target, BMS’ rights in respect of the prosecution and enforcement of any

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

MTEM Licensed Patents and Joint Collaboration Patents, including any Optioned Product-Specific Patents, but excluding [***], shall terminate.  If BMS has assumed the prosecution of any Optioned Product-Specific Patent pursuant to Section 8.2.5, BMS shall ensure that the prosecution of such Optioned Product-Specific Patent(s), [***], is transferred to MTEM in a prompt and orderly fashion such that no deadline is missed in respect of such prosecution and/or enforcement and that the scope of such Patents is not limited or restricted as a consequence of such transfer.

11.6.4Confidential Information. The terms of Section 12.3 shall apply with respect to return or destruction of Confidential Information.

11.7Remedies.  Except as otherwise expressly provided herein, the rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available, and termination of this Agreement in accordance with the provisions hereof shall not limit any remedies that may otherwise be available in law or equity.

11.8Accrued Rights; Surviving Obligations.  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, the following Sections and Articles shall survive any such termination or expiration: Section 2.5.1 (last sentence); Section 2.8.1 (Transfer) (last two sentences only); Section 2.8.2 (License; Ownership); Section 5.1.4 ([***]); Section 5.2.2 (ETB Platform Licenses); Section 6.2.2 (last sentence); Sections 7.2 through 7.9 and Section 7.12 (to the extent applicable to unsatisfied payment obligations that accrued prior to termination or expiration); Section 7.10 (Records; Audits); Section 7.11 (Confidentiality); Section 8.1 (Ownership of Intellectual Property); Section 8.2 (Prosecution and Maintenance of Patents) (solely to the extent applicable to [***], Product-Platform Patents and [***]); Section 8.3 (Enforcement of Patents) [***] Section 8.5 (Invalidity or Unenforceability Defenses or Actions) [***]; Section 8.8 (Recording); Section 9.4 (Disclaimer); Section 11.6 (Effects of Termination); Section 11.7 (Remedies); Section 11.8 (Accrued Rights; Surviving Obligations); Section 13.1 (Assignment); Section 12.5.1 (last sentence); Section 13.3 (Force Majeure) (to the extent applicable to other surviving provisions); Section 13.5 (Governing Law); Section 13.6 (Dispute Resolution); Section 13.7 (Notices); Section 13.8 (Entire Agreement; Amendments); Section 13.10 (Waiver and Non-Exclusion of Remedies); Section 13.12 (Independent Contractors); Section 13.13 (Interpretation) (to the extent applicable to other surviving provisions); Section 13.14 (No Third Party Rights or Obligations); ARTICLE 1 (Definitions) (to the extent applicable to other surviving provisions); ARTICLE 10 (Indemnification, Insurance, Limitations); and ARTICLE 12 (Confidentiality) (excluding Section 12.5 (Publications)).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 12

Confidentiality

12.1Confidentiality Obligations.  During the Term and for a period of [***] following termination or expiration of this Agreement in its entirety, each Receiving Party shall, and shall cause its Affiliates and its and their respective officers, directors, employees, consultants, contractors, and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party, except to the extent such disclosure or use is expressly permitted under this Agreement, including for the Receiving Party to exercise its rights and licenses and perform its obligations under this Agreement, or otherwise agreed in writing.  Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 12.1 shall not apply to any information that the Receiving Party can demonstrate by contemporaneous written records or other competent proof:

12.1.1is or hereafter becomes part of the public domain other than through any act or omission of the Receiving Party or any of its Representatives;

12.1.2was in the Receiving Party’s possession prior to disclosure by the other Party without any obligation of confidentiality with respect to such information (provided that this exception shall not modify or otherwise affect the last sentence of Section 1.40);

12.1.3is subsequently received by the Receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

12.1.4is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or

12.1.5has been independently developed by or for the Receiving Party without reference to or use of the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

12.2Authorized Disclosures.  Notwithstanding Section 12.1, each Receiving Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

12.2.1filing or prosecuting Patents as permitted by this Agreement, or prosecuting or defending litigation as permitted by this Agreement;

12.2.2complying with Applicable Law, including to obtain and maintain Marketing Approval of the Licensed Products as permitted by this Agreement, and complying with applicable court orders or governmental regulations, including regulations promulgated by securities exchanges on which the securities of the Receiving Party are listed (or to which an application for listing has been submitted);

12.2.3disclosure to its Representatives, in each case on a need-to-know basis in connection with the Receiving Party’s Development (including research under the Research Plans), Manufacture, or Commercialization of any ETB, Development Candidate or Licensed Product in accordance with the terms of this Agreement, in each case provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein; and

12.2.4disclosure to its actual and bona fide potential investors, lenders or other financing sources, acquirors, licensees, and Sublicensees for the purpose of evaluating or carrying out an actual or potential investment, loan, financing, acquisition, or collaboration, in each case provided that such disclosure is covered by terms of confidentiality and non-use that are materially consistent with those set forth herein.

Notwithstanding the foregoing, in the event a Receiving Party is required to make or otherwise will make a disclosure of the other Party’s Confidential Information pursuant to Section 12.2.1 or Section 12.2.2, it will, to the extent possible, give reasonable advance notice to the other Party of such disclosure and comply with all reasonable requests of the other Party with respect to maintaining confidence of such Confidential Information, and in any event the Receiving Party will use the same diligent efforts to secure confidential treatment of such Confidential Information as the Receiving Party would use to protect its own Confidential Information, but in no event less than reasonable efforts.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information and any information disclosed pursuant to this Section shall remain Confidential Information and subject to the foregoing provisions of this ARTICLE 12.

12.3Expiration or Termination of this Agreement.  Following expiration or termination of this Agreement in its entirety, each Receiving Party shall, if requested by the other Party, promptly return to the other Party, or at the Receiving Party’s election delete or destroy (and provide certification of such destruction), all records and materials in such Receiving Party’s possession or control containing Confidential Information of the other Party. If this Agreement is terminated with respect to one or more Collaboration Target(s), but not in its entirety, then following such termination, BMS shall promptly return to MTEM or, at BMS’ election, delete or destroy (and provide certification of such destruction), all records and materials in BMS’ possession or control containing Confidential Information relating to the Terminated Target(s).  [***].  Notwithstanding the foregoing, each Receiving Party shall also be permitted to retain (a) one copy of the other Party’s Confidential Information for the sole

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

purpose of performing any continuing obligations under this Agreement, as required by Applicable Law, or for legal archival purposes, and (b) such additional copies of or any computer records or files containing the other Party’s Confidential Information that have been created solely by such Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such Party’s standard archiving and back-up procedures, but not for any other use or purpose.

12.4Public Announcements.  On a date to be determined by MTEM after the Effective Date, MTEM will issue a press release regarding the signing of this Agreement, in a mutually agreed form. Other than such press release, neither Party shall issue any public announcement, press release, or other public disclosure regarding the terms of this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and no less than [***] prior to the anticipated date of disclosure unless Applicable Law requires a shorter period of time) so as to provide a reasonable opportunity to comment thereon.  Notwithstanding anything to the contrary herein, following the initial press release announcing this Agreement, each Party shall be free to publicly announce or otherwise disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party, and such terms of this Agreement and information which have already been publicly disclosed in accordance herewith.

12.5Publications.  The Parties acknowledge that scientific publications must be strictly monitored to prevent adverse or unintended impacts from premature publication of results of the Development activities (including research under the Research Plans) hereunder.

12.5.1Publications Prior to Option End Date or License Effective Date.  On a Research Program-by-Research Program basis, during the term of such Research Program and prior to the Option End Date or, if applicable, the License Effective Date with respect to any Licensed Development Candidate Developed thereunder, neither Party will make any academic, scientific, medical or other publication or public presentation related to any ETB Directed to a Collaboration Target and being Developed in such Research Program or related to the applicable Collaboration Target that is the subject of such Research Program or any activities conducted pursuant to such Research Program, in each case, without the other Party’s prior written consent and review in accordance with Section 12.5.3.  For clarity, if BMS does not exercise the Option with respect to a Collaboration Target or if a Target otherwise becomes a Terminated Target hereunder, the terms of this Section 12.5 shall not apply to such Terminated Target or any ETBs Directed to such Terminated Target after the Option End Date or after the date on which such Target becomes a Terminated Target, as applicable, and MTEM may make academic, scientific, medical or other publications or public presentations related to any Terminated Target and any

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ETB, Licensed Development Candidate or Licensed Product Directed to such Terminated Target, [***]. [***].

12.5.2Publications Following License Effective Date.  Following the License Effective Date with respect to any Licensed Development Candidate, (a) MTEM will not make any academic, scientific, medical or other publication or public presentation related to such Licensed Development Candidate, the applicable Collaboration Target with respect to which BMS exercised the Option, or any Licensed Products Directed such Collaboration Target, in each case, without BMS’ prior written consent and review in accordance with Section 12.5.3, and (b) BMS shall have the right to make any academic, scientific, medical or other publication or public presentation related to such Licensed Development Candidate, the applicable Collaboration Target and Licensed Products Directed to such Collaboration Target, subject only to MTEM’s prior review in accordance with Section 12.5.3.

12.5.3Review Process.  Before any paper is submitted for publication or oral presentation is made, which publication or presentation is subject to review under Section 12.5.1 or Section 12.5.2, the publishing or presenting Party (the “Publishing Party”) shall deliver a then-current copy of the paper or presentation materials to the non-publishing Party no later than [***] before submission for publication or presentation (or [***] in advance in the case of an abstract). The non-publishing Party will review such paper or presentation materials and provide its comments to the Publishing Party within [***] (or [***] in the case of an abstract) after the non-publishing Party’s receipt of such paper or presentation materials.  The Publishing Party shall comply with the other Party’s request to delete the other Party’s Confidential Information in any such paper or presentation and will, at the other Party’s request, withhold publishing any such paper or making any such presentation for an additional [***] in order to permit the Parties to obtain Patent protection for any invention disclosed in such paper or presentation.

12.5.4Publications Regarding ETB Platform. MTEM may, at any time during the Term, make academic, scientific, medical  or other publications or public presentations related to the ETB Platform; provided that such publications or public presentations do not disclose (unless BMS consents to such disclosure and following review in accordance with Section 12.5.3) (a) during the term of a Research Program and prior to the Option End Date or, if applicable, the License Effective Date with respect to any Licensed Development Candidate Developed thereunder, any information related to activities conducted pursuant to such Research Program, the applicable Collaboration Target that is the subject of such Research Program, or any ETBs Directed to such Collaboration Target and Developed under such Research Program or (b) if applicable, after the License Effective Date with respect to any Licensed Development Candidate Developed under a Research Program, any information related to such Licensed Development Candidate, the applicable Collaboration Target with respect to which BMS exercised the Option, or any Licensed Product Directed to such Collaboration Target.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 13

Miscellaneous

13.1Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent:

13.1.1in connection with the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party to which this Agreement relates, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise; provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring Party by operation of law (e.g., in the context of a reverse triangular merger)), (a) the Know-How, Patents, and other intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology for which rights have been granted under this Agreement, and (b) such Party shall provide notice of such assignment to the other Party; or

13.1.2to an Affiliate, provided that if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, this Agreement shall be automatically assigned back to the assigning Party or its successor.

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 13.1.  Any assignment not in accordance with this Section 13.1 shall be null and void.

13.2Change of Control.

13.2.1Notice.  Each Party (or its successor) shall provide the other Party with written notice of any Change of Control [***] (and in any event within [***]) following the closing of such Change of Control of such Party.

13.2.2Effects of Change of Control.  If, during the Term, MTEM undergoes a Change of Control, from and after the closing of such Change of Control, MTEM and its Preexisting Affiliates, on the one hand, and the acquirer and its Affiliates (other than MTEM and its Preexisting Affiliates), on the other hand, shall establish and enforce internal processes, policies, procedures and systems to segregate BMS’s Confidential Information, including Research Plans and reports pursuant to ARTICLE 2 and reports pursuant to ARTICLE 6 and ARTICLE 7, such that the acquirer and its Affiliates (other than MTEM and its Preexisting Affiliates) do not obtain access to Confidential Information of BMS. In addition, in the case of

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Change of Control of MTEM, (a) MTEM will devote the same level and quality of FTEs and other resources under each Research Plan and will use the same level of effort, which in no case will be less than Commercially Reasonable Efforts, to progress such Research Plan, in each case, as were dedicated to such activities prior to such Change of Control and (b) if such acquirer or any its Affiliates (other than MTEM and its Preexisting Affiliates) has a program or otherwise is engaged in any activities that would be prohibited under Section 5.6 (“Prohibited Programs”) then, [***].

13.3Force Majeure.  Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented or delayed by Force Majeure and the nonperforming Party promptly provides written notice to the other Party of the Force Majeure. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use commercially reasonable efforts to remove or mitigate the Force Majeure and resume performance of its obligations under this Agreement.

13.4Severability.  If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement.  All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable, or illegal part.  In such event, the Parties shall negotiate promptly to replace such invalid, unenforceable, or illegal part with a valid, enforceable, and legal provision which most closely effectuates the Parties’ original intent.

13.5Governing Law.  This Agreement and the performance, breach, or termination hereof shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.6Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 1.109 and Section 3.5.2, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.6.

13.6.1General.  Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed upon by the Senior Officers shall be conclusive and binding on the Parties.

13.6.2Mediation. If the Senior Officers are not able to agree on the resolution of any Dispute within [***] (or such other period of time as mutually agreed by the Senior Officers) after such Dispute was first referred to them, then within [***] after the end of such [***] or such other mutually-agreed period of time, either Party may serve notice to the other Party referring the Dispute to confidential mediation administered by the AAA under its Mediation Procedures

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(subject to this Section 13.6.2) before resorting to arbitration pursuant to Section 13.6.3.  If the Parties are unable to agree on a mediator within [***] after service of the mediation notice, a mediator shall be appointed by the AAA. The mediation session shall last for at least [***] before any Party has the option to withdraw from the process. The Parties may agree to continue the mediation process beyond [***], until there is a settlement agreement, or one Party or the mediator states that there is no reason to continue. The Parties agree to have their respective principals participate in the mediation process, including being present throughout the mediation session(s). Any period of limitations that would otherwise expire between the reference of the Dispute to the Senior Officers of the Parties and the conclusion of the mediation shall be extended until [***] after the conclusion of mediation.

13.6.3Arbitration. If a Dispute is not resolved through mediation pursuant to Section 13.6.2, then, except as otherwise set forth in Section 13.6.4, if a Party wishes to pursue further resolution of such Dispute, such Party shall initiate arbitration proceedings pursuant to the procedures set forth in this Section 13.6.3 for purposes of having the matter finally settled. For clarity, the Parties may only resort to arbitration to resolve a Dispute after the Parties have escalated the Dispute to the Senior Officers pursuant to Section 13.6.1 and attempted to mediate the Dispute pursuant to Section 13.6.2. If a Party wishes to pursue further resolution of such Dispute through arbitration, then the Parties shall submit such dispute for resolution by binding arbitration before a tribunal of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the AAA (the “Rules”), as then in effect.  Each Party shall nominate one arbitrator within [***] after the date the demand for arbitration is served and the third arbitrator shall be nominated by the two Party-nominated arbitrators within [***] after the second arbitrator’s appointment.  If a Party does not nominate its arbitrator within such [***] period or the two Party-nominated arbitrators do not nominate the third arbitrator within such [***] period, then such arbitrator(s) shall be appointed by the AAA in accordance with the Rules.  Each arbitrator shall have at least [***] of relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable). If, at the time a Party indicates that it wishes to pursue further resolution of a Dispute through arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, such single arbitrator will have at least [***] of relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable) and will be appointed by agreement of the Parties [***] after the date the demand for arbitration is served, or, failing such agreement, by the AAA in accordance with the Rules. The seat, or legal place, of the arbitration shall be New York City, New York.  The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English.  Each Party shall bear its own legal costs for its counsel and other expenses, and the Parties shall equally share the fees and costs of the arbitration; provided that the arbitrators shall have the discretion to require the losing Party to bear all or a portion of such arbitration fees and costs and in such case the arbitral award will so provide. The arbitrators shall have no power to award punitive, special, incidental, or consequential damages.  In no event shall the arbitrators assign a value to any issue greater than the greatest value for such issue claimed by either Party or less than the smallest value for such issue claimed by either Party.  The arbitral award shall be final and binding upon the Parties and the Parties shall carry out the award without delay.  Judgment on the award rendered by arbitration may be entered in any court of competent jurisdiction.  Except to the extent necessary to confirm, enforce, or

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.  Notwithstanding anything to the contrary in the foregoing, in no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable New York statute of limitations.  Any disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.

13.6.4Intellectual Property Disputes.  Notwithstanding the foregoing in this Section 13.6, if a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, trademark or other intellectual property rights, and such Dispute is not resolved in accordance with Section 13.6.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to mediation or arbitration in accordance with Section 13.6.2 or Section 13.6.3 and, instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 13.5, in any country or other jurisdiction in which such intellectual property rights apply; provided, that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 8.1.1 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.

13.6.5Equitable Relief.  Notwithstanding anything herein to the contrary, nothing in this Section 13.6 will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party pending resolution of a Dispute. Each Receiving Party agrees that its unauthorized release of the other Party’s Confidential Information may cause irreparable damage to other Party [***].

13.7Notices.  Any notice or other communication required under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be deemed given only if (a) delivered by hand, (b) sent by internationally recognized overnight delivery service, or (c) sent by email and confirmed by registered or certified mail, addressed to the Parties at their respective addresses specified below or to such other address as a Party may specify in accordance with this Section 13.7. Such notice shall be deemed to have been given (i) as of the date delivered, if delivered by hand, (ii) on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (iii) on the fifth business day after mailing by registered or certified mail.  This Section 13.7 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to BMS, to:

Bristol-Myers Squibb Company

Route 206 and Province Line Road

Princeton, NJ  08543

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Attention: Vice President, Business Development, Hematology, Cell Therapy, and China

With a copy (which will not constitute notice) to:

Bristol-Myers Squibb Company

Route 206 and Province Line Road

Princeton, NJ. 08543

Attention:  Senior Vice President & Associate General Counsel, Transactions

If to MTEM, to:

Molecular Templates, Inc.

9301 Amberglen Blvd., Suite100

Austin, Texas 78729

Attention: President and COO

with a copy (which will not constitute notice) to:

Molecular Templates, Inc.

9301 Amberglen Blvd., Suite 100

Austin, Texas 78729

Attention: Legal Counsel

13.8Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Mutual Confidentiality Agreement between BMS and MTEM dated [***] (“Confidentiality Agreement”); provided that all “Confidential Information” disclosed or received under such Confidentiality Agreement shall be deemed “Confidential Information” under this Agreement and subject to the terms and conditions of this Agreement).  Each Party confirms that it is not relying on any statements, representations or warranties of the other Party, express or implied, except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.9English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.10Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by the Party waiving such term or condition.  The waiver by either Party of any right or of the failure

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

to perform or of a breach by the other Party shall not be deemed a waiver of any other right or of any other breach or failure by such other Party whether of a similar nature or otherwise.

13.11Export Control.  Neither Party shall export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority in accordance with Applicable Law.

13.12Independent Contractors.  MTEM and BMS are independent contractors and the relationship between the Parties shall not constitute a partnership, joint venture, or agency, including for tax purposes.  Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of such other Party.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.13Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (i) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date, and (j) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

13.14No Third Party Rights or Obligations.  Except as provided in ARTICLE 10, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

13.15Further Actions.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.16Counterparts; Electronic Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

{SIGNATURE PAGE FOLLOWS}

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

This Collaboration Agreement is executed by the authorized representatives of the Parties as of the Effective Date.

BRISTOL-MYERS SQUIBB COMPANY
By:	/s/ Jie D’Elia
Name:	Jie D’Elia
Title:	Vice President, Business Development, Hematology, Cell Therapy and China

MOLECULAR TEMPLATES, INC.
By:	/s/ Eric Poma, Ph.D
Name:	Eric Poma, Ph.D.
Title:	Chief Executive Officer

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

{Signature Page to Collaboration Agreement}

Schedule 1.34

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

{Signature Page to Collaboration Agreement}

Schedule 1.58

[***]

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Schedule 1.81

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED